                                                                     EXHIBIT 4.1

                                                          Draft of March 31 1995





================================================================================



                   PASS THROUGH TRUST AGREEMENT-1995-K-[1/2]


                                  Dated as of

                                 April __, 1995


                                    Between


                         [PASS THROUGH TRUSTEE [1/2]],
                            as Pass Through Trustee,


                                      and


                               KMART CORPORATION

================================================================================

                             CROSS REFERENCE SHEET

                                    Between
           Provisions of the Trust Indenture Act of 1939, as amended, and the Pass Through Trust Agreement:

                                                                                            Section of
Section of the Act                                                                        the Agreement
- ------------------                                                                        -------------
310(a) (1) and (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8.11
310(a) (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8.14
310(a) (4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
310(a) (5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
310(b) (i)-(iii)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .              8.09, 8.10, 8.12
310(b) (remainder)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
310(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                Inapplicable
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
311(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
311(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                Inapplicable
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4.01
312(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
312(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4.02
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4.04
313(b) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
313(b) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
313(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4.04
313(d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4.04
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4.03
314(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4.03
314(c) (1) and (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   12.07
314(c) (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
314(d) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
314(d) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
314(d) (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
314(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   12.07
314(f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
315(a), (c) and (d) . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
315(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    7.11
315(e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
316(a) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 7.09, 7.10
316(a) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     *
316(a) (last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . .                    6.04
316(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    7.08
316(c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  6.01(b)
317(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 7.03, 7.05
317(b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                Inapplicable
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                   12.08





__________________________________

*  Intentionally deleted.

                               TABLE OF CONTENTS


                                                                                                           Page
                                                                                                           ----
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                 1


                                   ARTICLE I
DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  . . . . .                 2


                                   ARTICLE II

                             DECLARATION OF TRUST;
                     ISSUANCE OF PASS THROUGH CERTIFICATES;
                         ACQUISITION OF MORTGAGE NOTES

SECTION 2.01.            Designations; Aggregate Amount;
                           Declaration of Trust . . . . . . . . . . . . . . . . . . . . . .                 8
SECTION 2.02.            Payment and Delivery . . . . . . . . . . . . . . . . . . . . . . .                 9
SECTION 2.03.            Limitation of Powers . . . . . . . . . . . . . . . . . . . . . . .                 9
SECTION 2.04.            Execution of Pass Through Certificates . . . . . . . . . . . . . .                 9
SECTION 2.05.            Certificate of Authentication  . . . . . . . . . . . . . . . . . .                10
SECTION 2.06.            Form of Pass Through Certificates  . . . . . . . . . . . . . . . .                10
SECTION 2.07.            Registration, Transfer and Exchange  . . . . . . . . . . . . . . .                10
SECTION 2.08.            Mutilated, Destroyed, Lost and
                           Stolen Pass Through Certificates . . . . . . . . . . . . . . . .                11
SECTION 2.09.            Cancellation of Pass Through Certificates;
                           Destruction Thereof  . . . . . . . . . . . . . . . . . . . . . .                12
SECTION 2.10.            Temporary Pass Through Certificates  . . . . . . . . . . . . . . .                12
SECTION 2.11.            Pass Through Certificates Issuable in the
                           Form of a Registered Global Security . . . . . . . . . . . . . .                13


                                  ARTICLE III

               CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.01.            Covenants of the Company . . . . . . . . . . . . . . . . . . . . .                14
SECTION 3.02.            Offices for Payments; Registrar  . . . . . . . . . . . . . . . . .                15




Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Pass Through Trust Agreement.

                                                                                                          Page
                                                                                                          ----
SECTION 3.03.            Representations and Warranties of the Pass
                           Through Trustee  . . . . . . . . . . . . . . . . . . . . . . . .                16
SECTION 3.04.            No Representations or Warranties as to
                           Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .                16
SECTION 3.05.            Payments from Trust Property Only  . . . . . . . . . . . . . . . .                17
SECTION 3.06.            Limitation of the Company's Liability  . . . . . . . . . . . . . .                17


                                   ARTICLE IV

                     CERTIFICATEHOLDER LISTS AND REPORTS BY
                    THE COMPANY AND THE PASS THROUGH TRUSTEE

SECTION 4.01.            Certificateholder Lists; Ownership of Pass
                           Through Certificates . . . . . . . . . . . . . . . . . . . . . .                17
SECTION 4.02.            Disclosure of Certificateholder Lists  . . . . . . . . . . . . . .                17
SECTION 4.03.            Reports by the Company . . . . . . . . . . . . . . . . . . . . . .                18
SECTION 4.04.            Reports by the Pass Through Trustee  . . . . . . . . . . . . . . .                18


                                   ARTICLE V

                       RECEIPT AND DISTRIBUTION OF INCOME
                      AND PROCEEDS FROM THE TRUST PROPERTY

SECTION 5.01.            Certificate Account and Special Payments Account . . . . . . . . .                19
SECTION 5.02.            Distributions from Certificate Account and
                           Special Payments Account . . . . . . . . . . . . . . . . . . . .                19
SECTION 5.03.            Statements to Certificateholders . . . . . . . . . . . . . . . . .                21
SECTION 5.04.            Investment of Special Payment Moneys . . . . . . . . . . . . . . .                21
SECTION 5.05.            Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . .                22


                                   ARTICLE VI

                       CONCERNING THE CERTIFICATEHOLDERS

SECTION 6.01.            Evidence of Action Taken by Certificateholders . . . . . . . . . .                22






Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Pass Through Trust Agreement.

                                                                                                           Page
                                                                                                           ----
SECTION 6.02.            Proof of Execution of Instruments and of Holding
                           of Certificates  . . . . . . . . . . . . . . . . . . . . . . . .                23
SECTION 6.03.            Certificateholders to be Treated as Owners . . . . . . . . . . . .                23
SECTION 6.04.            Pass Through Certificates Owned by the Company,
                           Owner Trust, Remainderman, Owner Trustees and
                           Owner Participant Deemed Not Outstanding . . . . . . . . . . . .                24
SECTION 6.05.            Right of Revocation of Action Taken  . . . . . . . . . . . . . . .                24


                                  ARTICLE VII

                        REMEDIES OF PASS THROUGH TRUSTEE
                             AND CERTIFICATEHOLDERS

SECTION 7.01.            Events of Default  . . . . . . . . . . . . . . . . . . . . . . . .                25
SECTION 7.02.            Incidents of Sale of Mortgage Notes  . . . . . . . . . . . . . . .                26
SECTION 7.03.            Pass Through Trustee May Prove Debt  . . . . . . . . . . . . . . .                27
SECTION 7.04.            Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . .                27
SECTION 7.05.            Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . .                28
SECTION 7.06.            Discontinuance of Proceedings  . . . . . . . . . . . . . . . . . .                28
SECTION 7.07.            Limitations on Suits by Certificateholders . . . . . . . . . . . .                28
SECTION 7.08.            Unconditional Right of Certificateholders to Receive
                           Scheduled Payments and Special Payments
                           and to Institute Certain Suits . . . . . . . . . . . . . . . . .                29
SECTION 7.09.            Control by Certificateholders  . . . . . . . . . . . . . . . . . .                29
SECTION 7.10.            Waiver of Past Events of Default . . . . . . . . . . . . . . . . .                29
SECTION 7.11.            Notice of Pass Through Defaults  . . . . . . . . . . . . . . . . .                30


                                  ARTICLE VIII

                      CONCERNING THE PASS THROUGH TRUSTEE

SECTION 8.01.            Acceptance by Pass Through Trustee . . . . . . . . . . . . . . . .                30
SECTION 8.02.            Pass Through Trustee's Liens . . . . . . . . . . . . . . . . . . .                30
SECTION 8.03.            Certain Rights of the Pass Through Trustee . . . . . . . . . . . .                31
SECTION 8.04.            Pass Through Trustee Not Responsible for Recitals  . . . . . . . .                32
SECTION 8.05.            Pass Through Trustee and Agents May Hold Pass
                           Through Certificates; Collections  . . . . . . . . . . . . . . .                32






Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Pass Through Trust Agreement.

                                                                                                          Page
                                                                                                          ----
SECTION 8.06.            Moneys Held by Pass Through Trustee  . . . . . . . . . . . . . . .                32
SECTION 8.07.            Right of Pass Through Trustee to Rely on Officer's
                           Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . .                32
SECTION 8.08.            Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . .                33
SECTION 8.09.            Resignation and Removal of Pass Through Trustee;
                           Appointment of Successor . . . . . . . . . . . . . . . . . . . .                33
SECTION 8.10.            Disqualification; Conflicting Interests  . . . . . . . . . . . . .                34
SECTION 8.11.            Persons Eligible for Appointment as Pass Through
                           Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                35
SECTION 8.12.            Acceptance of Appointment by Successor Trustee . . . . . . . . . .                35
SECTION 8.13.            Merger, Conversion, Consolidation or Succession to
                           Business of Pass Through Trustee . . . . . . . . . . . . . . . .                36
SECTION 8.14.            Appointment of Separate Pass Through Trustees  . . . . . . . . . .                36
SECTION 8.15.            Appointment of Authenticating Agent  . . . . . . . . . . . . . . .                38


                                   ARTICLE IX

                        INDEMNIFICATION OF PASS THROUGH
                             TRUSTEE BY THE COMPANY   . . . . . . . . . . . . . . . . . . .                40

                                   ARTICLE X

                    SUPPLEMENTS AND AMENDMENTS TO THIS PASS
                     THROUGH AGREEMENT AND OTHER DOCUMENTS

SECTION 10.01.           Supplemental Agreements Without Consent of
                           Certificateholders . . . . . . . . . . . . . . . . . . . . . . .                41
SECTION 10.02.           Supplemental Agreements With Consent of
                           Certificateholders . . . . . . . . . . . . . . . . . . . . . . .                42
SECTION 10.03.           Effect of Supplemental Agreements  . . . . . . . . . . . . . . . .                43
SECTION 10.04.           Documents to Be Given to Pass Through Trustee  . . . . . . . . . .                43
SECTION 10.05.           Notation on Pass Through Certificates in Respect
                           of Supplemental Agreements . . . . . . . . . . . . . . . . . . .                44
SECTION 10.06.           Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . .                44
SECTION 10.07.           Revocation and Effect of Consents  . . . . . . . . . . . . . . . .                44
SECTION 10.08.           Amendments, Waivers, Etc., of
                           Indenture Documents  . . . . . . . . . . . . . . . . . . . . . .                44







Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Pass Through Trust Agreement.

                                                                                                          Page
                                                                                                          ----
                                   ARTICLE XI

                      TERMINATION OF PASS THROUGH TRUSTS;
                                UNCLAIMED MONEYS

SECTION 11.01.           Termination of Pass Through Trust  . . . . . . . . . . . . . . . .                45
SECTION 11.02.           Application by Pass Through Trustee of Funds
                           Deposited for Payment of Pass Through Certificates . . . . . . .                45
SECTION 11.03.           Transfer of Moneys Held by Pass Through Trustee
                           Unclaimed for Two Years and Eleven Months  . . . . . . . . . . .                45


                                  ARTICLE XII

                                 MISCELLANEOUS

SECTION 12.01.           Capacity in Which Acting . . . . . . . . . . . . . . . . . . . . .                46
SECTION 12.02.           No Legal Title to Trust Property in
                           Certificateholders . . . . . . . . . . . . . . . . . . . . . . .                46
SECTION 12.03.           Certificates Nonassessable and Fully Paid  . . . . . . . . . . . .                46
SECTION 12.04.           Pass Through Agreement for the Benefit of the
                           Company, the Pass Through Trustee and the
                           Certificateholders . . . . . . . . . . . . . . . . . . . . . . .                46
SECTION 12.05.           Limitation on Rights of Certificateholders . . . . . . . . . . . .                46
SECTION 12.06.           Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                47
SECTION 12.07.           Officer's Certificates and Opinions of Counsel;
                           Statements to Be Contained Therein . . . . . . . . . . . . . . .                47
SECTION 12.08.           Conflict of Any Provision of Pass Through Agreement
                           with the Trust Indenture Act . . . . . . . . . . . . . . . . . .                48
SECTION 12.09.           Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .                48
SECTION 12.10.           No Oral Modifications or Continuing Waivers  . . . . . . . . . . .                49
SECTION 12.11.           Successors and Assigns . . . . . . . . . . . . . . . . . . . . . .                49
SECTION 12.12.           Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                49
SECTION 12.13.           Normal Commercial Relations  . . . . . . . . . . . . . . . . . . .                49
SECTION 12.14.           Governing Law; Counterpart Form  . . . . . . . . . . . . . . . . .                49
SECTION 12.15.           Tax Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . .                49
SECTION 12.16.           Distributions Due on Days Other than Business Days . . . . . . . .                50
SECTION 12.17.           Notices and Reports to Duff & Phelps and Moody's . . . . . . . . .                50






Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Pass Through Trust Agreement.

                                                                                                          Page
                                                                                                          ----
SCHEDULE A-I - Schedule of Mortgage Notes to be Acquired

EXHIBIT A - Form of Pass Through Certificate

EXHIBIT B - Letter of Representations



Note: This Table of Contents shall not, for any purpose, be deemed to be a part of the Pass Through Trust Agreement.

         PASS THROUGH TRUST AGREEMENT-1995-K-[1/2], dated as of March __, 1995, between KMART CORPORATION, a Michigan corporation (the "Company"), and [PASS THROUGH TRUSTEE [1/2]], a _______________ organized under the laws of _______________________, as trustee (the "Pass Through Trustee").


                                   RECITALS

         WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof;

         WHEREAS, pursuant hereto the Company and the Pass Through Trustee do hereby declare the creation of a Pass Through Trust for the benefit of the Certificateholders of Pass Through Certificates to be issued pursuant to such Pass Through Trust, and the initial Certificateholders as the grantors of the Pass Through Trust, by their respective acceptances of such Pass Through Certificates, will join in the creation of such Pass Through Trust;

         WHEREAS, the Pass Through Certificates will evidence fractional undivided interests in the Pass Through Trust pursuant to which they will be issued, and will have no rights, benefits or interest in respect of any other separate Pass Through Trust or the Trust Property held in any such other Pass Through Trust;


         WHEREAS, the Trust Property will include Mortgage Notes issued by the Owner Trusts pursuant to the Indentures, which Mortgage Notes are of the same tenor as the Pass Through Certificates to be issued in respect of such Pass Through Trust, and the Pass Through Trustee will hold such Mortgage Notes in trust as Trust Property for the benefit of the Certificateholders;


         WHEREAS, the Company has duly authorized the execution and delivery of this Pass Through Agreement as the "issuer," as such term is defined in and solely for purposes of the Securities Act, of the Pass Through Certificates to be issued in respect of each Pass Through Trust and as the "obligor," as such term is defined in and solely for purposes of the Trust Indenture Act, with respect to all such Pass Through Certificates, and is undertaking to perform certain administrative and ministerial duties hereunder and is also undertaking to pay the fees and expenses of the Pass Through Trustee;

         WHEREAS, this Pass Through Agreement, as it may be supplemented from time to time, is subject to the provisions of the Trust Indenture Act and shall, to the extent applicable, be governed by such provisions;

         IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE I

                                  DEFINITIONS


         The following terms (except as otherwise expressly provided) for all purposes of this Pass Through Agreement have the respective meanings specified in this Section. All other terms used in this Pass Through Agreement that are defined in the Trust Indenture Act (as defined below) or the definitions of which in the Securities Act (as defined below) are referred to in the Trust Indenture Act (except as herein otherwise expressly provided), have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Pass Through Agreement. All accounting terms used and not expressly defined herein have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means the accounting principles that are generally accepted at the date or time of any computation or otherwise at the date hereof. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Pass Through Agreement as a whole and not to any particular Article, Section or other subdivision. References to designated "Articles," "Sections," "subsections" and other subdivisions of this Pass Through Agreement are to the designated Articles, Sections, subsections and other subdivisions of this Pass Through Agreement as originally executed. The terms defined in this Article include the plural as well as the singular.


         "Affiliate" has, for any Person, the meaning specified in Rule 0-2 under the Trust Indenture Act.


         "Authenticating Agent" means any Person authorized by the Pass Through Trustee pursuant to Section 8.15 to act on behalf of the Pass Through Trustee to authenticate Pass Through Certificates.


         "Business Day" means any day other than Saturday, Sunday or other day on which banking institutions in the States of New York or Michigan are authorized or required by law or executive order to close.

         "Certificate Account" means the account or accounts created and maintained for the Pass Through Trust pursuant to Section 5.01(a).

         "Certificate Owner" means any Person acquiring a beneficial interest in a Registered Global Certificate, which ownership shall be reflected on the books of the Depository or on those of a participant in such Depository.

         "Certificateholder" means the registered holder of any Pass Through Certificate as evidenced on the Register.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution and delivery of this Pass Through Agreement such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

         "Company" means Kmart Corporation, a Michigan corporation, and its permitted successors and assigns hereunder.

         "Corporate Trust Office" means the corporate trust office of the Pass Through Trustee located at ________________________________________________, or
such other office at which the Pass Through Trustee's corporate trust business shall be administered and which the Pass Through Trustee shall have specified by notice in writing to the Company and the Certificateholders.

         "Corporate Indenture Trustee" has the meaning specified in the Indentures.

         "Corporate Owner Trustee" has the meaning specified in the Indentures.

         "Depository" means the depository of the Registered Global Certificates, if any, representing the Pass Through Certificates and any successor to such depository appointed by the Company pursuant hereto. Such depository initially shall be The Depository Trust Company, a New York corporation.

         "Distribution Date" means any Regular Distribution Date or Special Distribution Date, or both.

         "Dollars" and "$" mean lawful currency of the United States of America.

         "Event of Default" has the meaning specified in Section 7.01 hereof.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Fractional Undivided Interest" means, for any Pass Through Certificate, the fractional undivided interest in the Pass Through Trust that is evidenced thereby.

         "Government Obligations" means direct obligations of the United States of America which are not callable, redeemable or payable prior to maturity, in whole or in part, directly or indirectly, by any Person.


         "Indenture" means each Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement dated as of March __, 1995 among the Indenture Trustees and the related Owner Trust, pursuant to which each Mortgage
Note is issued, as such agreement may be modified, supplemented or amended from time to time in accordance with the

Indenture Documents. In the event the Company assumes the obligations of the Owner Trust under any Indenture pursuant to Section 3.08 thereof by the execution and delivery of a Company Indenture (as defined in the Indenture), such Company Indenture shall be included within the meaning of Indenture as used in this Agreement.



         "Indenture Documents" means, for any Mortgage Note, the related Indenture, the related Trust Agreement (and any supplement thereto), the Participation Agreement, the related Lease, [OTHERS?] and the Mortgage Notes, in each case as defined in such Indenture.


         "Indenture Event of Default" means, for any Indenture, any event or condition defined as an "Indenture Event of Default" in such Indenture.

         "Indenture Trustees" means the Persons defined as such in the Indentures.

         "Initial Regular Distribution Date" means the first Regular Distribution Date following the Issuance Date for such Pass Through Trust.

         "Issuance Date" means the date of the issuance of the Pass Through Certificates which shall be the date defined as the Closing Date in the Underwriting Agreement.


         "Lease" means, for any Mortgage Note, the related agreement between the Company, as lessee, and the related Owner Trust, as lessor, dated as of the date hereof.


         "Letter of Representations" means a letter from the Company and the Pass Through Trustee to, and accepted by, the Depository substantially in the form attached as Exhibit B hereto, as such letter may be modified or supplemented, or any successor letter thereto.

         "Lien" means any mortgage, pledge, lien, charge, disposition of title, encumbrance, lease or security interest.


         "Majority in Interest of Certificateholders" and "66 2/3% in Interest of Certificateholders" means, respectively, on any date, Pass Through Certificates then Outstanding (or the proxy therefor) representing in the aggregate not less than a majority or 66 2/3%, respectively, of the aggregate Fractional Undivided Interests of the Pass Through Certificates then Outstanding.



         "Mortgage Note" means any of the Mortgage Notes (including any mortgage notes issued in exchange, replacement or substitution therefor), issued pursuant to the Indentures and described herein, or on a schedule attached hereto, which are to be held by the Pass Through Trustee as part of the Trust Property. The Mortgage Notes are listed on Schedule A hereto. In the event that the Company assumes the obligations of the related Owner Trust under any Mortgage Note by the issuance of Company Mortgage Notes (as defined in the

Indentures) in substitution therefor, the Company Mortgage Notes shall be deemed to be included within the meaning of Mortgage Notes as used in this Agreement.

         "Officer's Certificate" means a certificate signed by a Responsible Officer of the Company, the Corporate Indenture Trustee or the Corporate Owner Trustee, as the case may be, delivered to the Pass Through Trustee. Each such certificate shall include the statements provided for in Section 12.07.

         "Opinion of Counsel" means a written opinion of legal counsel to the Company or an Owner Trust or the Indenture Trustees, as the case may be, designated by the Company or such Owner Trust or the Indenture Trustees, as the case may be, and reasonably satisfactory to the Pass Through Trustee.

         "Outstanding" means, when used with respect to Pass Through Certificates, as of the date of determination and subject to the provisions of
Section 6.04, all Pass Through Certificates theretofore authenticated and delivered under this Pass Through Trust Agreement, with the exception of the following:

                 (i) Pass Through Certificates theretofore cancelled by the Pass Through Trustee or delivered to the Pass Through Trustee for cancellation pursuant to Section 2.09;


                 (ii) All Pass Through Certificates if money in the amount required to make the final distribution thereon in accordance with
         Section 11.01 has been theretofore deposited with the Pass Through Trustee in trust for the Certificateholders pending such final distribution;



                 (iii) Pass Through Certificates which have been paid pursuant to Section 2.09 or in exchange for or in lieu of which other Pass Through Certificates have been authenticated and delivered pursuant to Article II hereof other than any such Pass Through Certificates in respect of which then shall have been presented to the Pass Through Trustee proof satisfactory to it that such Pass Through Certificates are held by a bona fide purchaser; and



                 (iv) Pass Through Certificates alleged to have been destroyed, lost or stolen which have been paid as provided in Section
         2.08 hereof.


                 "Overdue Scheduled Payment" means, for any Pass Through Trust, any Scheduled Payment that is not received within ten Business Days after the Regular Distribution Date applicable to such Scheduled Payment.


                 "Owner Participant" means the Person defined as such in the Participation Agreement.

                 "Owner Trust" is as defined in the Indentures.

                 "Owner Trustees" is as defined in the Indentures.


                 "Participation Agreement" means the agreement, dated as of the date hereof, among the Company, the Owner Participants, the Owner Trustees, the Owner Trust, the Indenture Trustees, the Remainderman Participant, the Remainderman Trustee and the Remainderman, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.


                 "Pass Through Agreement," "this Pass Through Agreement" and other like words mean this Pass Through Trust Agreement as the same may be modified, supplemented or amended from time to time in accordance with the provisions hereof.

                 "Pass Through Certificate" means any of the Certificates executed, authenticated and delivered by the Pass Through Trustee, in accordance with and pursuant to this Pass Through Agreement.

                 "Pass Through Default" means an Event of Default or an event or condition that, with the giving of notice or the lapse of time or both, would become an Event of Default.

                 "Pass Through Trust" means the trust created in accordance with this Pass Through Agreement, the rest of which consists of the Trust Property.

                 "Pass Through Trustee" means [PASS THROUGH TRUSTEE 1/2], a __________ ___________________, not in its individual capacity except as expressly stated herein, but solely in its capacity as Pass Through Trustee under this Pass Through Agreement, and its successors and assigns as Pass Through Trustee hereunder.

                 "Permitted Investments" means any Government Obligations.

                 "Person" means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.

                 "Pool Balance" means, as of any date of determination, the aggregate unpaid principal amount of the Mortgage Notes that constitute Trust Property on such date plus the amount of the principal payments on such Mortgage Notes held by the Pass Through Trustee and not yet distributed (other than earnings thereon and without giving effect to any losses on investments thereof). The Pool Balance as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to the payment of principal, if any, on such Mortgage Notes and the distribution thereof being made on that date.

                 "Pool Factor" means, as of any date of determination, the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the aggregate original principal amount of the Mortgage Notes.


                 "Purchase and Sale Agreement" is as defined in the Indentures.


                 "Record Date" means for any Regular Distribution Date and any Special Distribution Date, the 15th day preceding such Regular Distribution Date or Special Distribution Date, as the case may be, in any event, whether or not such date is a Business Day.

                 "Register" has the meaning set forth in Section 3.02 hereof.

                 "Registered Global Certificate" means the Pass Through Certificate, if any, issued to the Depository in accordance with Article II and bearing the legend prescribed in Section 2.11(a).

                 "Registrar" has the meaning set forth in Section 3.02 hereof.

                 "Regular Distribution Date" means any date specified in
Section 5.02(a) for the distribution of any Scheduled Payment to the Certificateholders.


                 "Remainderman" is as defined in the Indentures.



                 "Remainderman Participant" is as defined in the Indentures.



                 "Remainderman Trustee" is as defined in the Indentures.


                 "Responsible Officer" means the president or any other officer with authority of at least a vice president; or, in the case of the Pass Through Trustee, an officer or assistant officer of the Pass Through Trustee in its Corporate Trust Department.

                 "Scheduled Payment" means any scheduled payment of interest on or principal of and interest on any Mortgage Note that constitutes Trust Property hereof to be made in the amounts and on the dates set forth for such payment in such Mortgage Note, but does not include any Overdue Scheduled Payment.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Special Distribution Date" means the date specified in
Section 5.02(a) on which a Special Payment is to be distributed to the Certificateholders.

                 "Special Payment" means any payment (including any Overdue Scheduled Payment) other than a Scheduled Payment on any Mortgage Note that constitutes Trust Property, or any proceeds from the sale of such Mortgage Note pursuant to Article VII.

                 "Special Payments Account" means the account or accounts created and maintained pursuant to Section 5.01(b).


                 "Trust Agreement" is as defined in the Indentures.


                 "Trust Indenture Act" means (except as otherwise provided in Sections 10.01, and 10.06) the Trust Indenture Act of 1939, as in force at the date as of which this Pass Through Agreement was first qualified under such Act; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

                 "Trust Property" means all money, instruments, including the Mortgage Notes, and other property held as the property of the Pass Through Trust, including all monies at any time paid thereon and all monies due and to become due thereunder and proceeds thereof.

                 "Underwriters" means the several Underwriters named in the Underwriting Agreement.


                 "Underwriting Agreement" means the Underwriting Agreement dated ___________, 1995 between the Company and Goldman, Sachs & Co. as Underwriters.



                                   ARTICLE II

                             DECLARATION OF TRUST;
                     ISSUANCE OF PASS THROUGH CERTIFICATES;
                         ACQUISITION OF MORTGAGE NOTES


         SECTION 2.01.  Designations; Aggregate Amount; Declaration of Trust.
(a) The Pass Through Trust created hereby shall be designated Kmart Corporation Pass Through Trust-1995-K-[1/2] (herein sometimes called the "Pass Through Trust"). The Pass Through Certificates evidencing Fractional Undivided Interests in such Pass Through Trust shall be designated as the "Kmart Corporation-1995-K-[1/2] Pass Through Certificates" (herein sometimes called the "Pass Through Certificates"). The aggregate amount of Pass Through Certificates that may be authenticated, executed, delivered and Outstanding in accordance with this Pass Through Agreement is limited to $[______________]. All Pass Through Certificates shall be substantially identical except as to denomination. The Pass Through Certificates will evidence Fractional Undivided Interests in the Pass Through Trust created hereby, and will have no rights, benefits or interest in respect of any other separate pass through trust, if any, or the Trust Property, if any, held in such other pass through trust. All Pass Through Certificates shall be in all respects equally and ratably entitled to the benefits of the Pass Through Trust without preference, priority, or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Pass Through Agreement.

         (b) Each initial Certificateholder, by its payment for and acceptance of any Pass Through Certificate is hereby deemed, (1) as grantor, to join in the creation and declaration of this Pass Through Trust, and (2) as beneficiary of this Pass Through Trust, to authorize and direct the Pass Through Trustee to execute and deliver all documents to which the Pass Through Trustee is a party that may be necessary or desirable to consummate the transactions contemplated hereby and to exercise its rights and perform its duties under this Pass Through Agreement.

         The Pass Through Trustee hereby acknowledges and accepts this grant of trust and declares that it will hold the Trust Property for the use and benefit of the Certificateholders.

         SECTION 2.02. Payment and Delivery. Subject to the terms set forth herein, on the Issuance Date (i) the Underwriters shall execute a wire transfer or intra-bank transfer, or deliver a federal funds check to the Corporate Owner Trustee or as the Corporate Owner Trustee may direct on behalf of the Pass Through Trustee in the amount of the total proceeds payable by such Underwriters pursuant to the Underwriting Agreement with respect to the Pass Through Certificates and (ii) the Pass Through Trustee shall deliver the executed and authenticated Pass Through Certificates to the Underwriters as provided in the Underwriting Agreement upon receipt by the Corporate Owner Trustee on behalf of the Pass Through Trustee of such proceeds.


         SECTION 2.03. Limitation of Powers. The Pass Through Trust is hereby constituted solely for the purpose of making the investment in the Mortgage Notes provided for herein and in the Purchase and Sale Agreement, and, except as set forth herein, the Pass Through Trustee shall not be authorized or empowered to acquire any other investments or engage in any other activities and, in particular, the Pass Through Trustee shall not be authorized or empowered to do anything that would cause such Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes (including as subject to this restriction, acquiring any Property (as defined in the respective Indenture) by bidding for such Mortgage Notes or otherwise, or taking any action with respect to any such Property once acquired).



         SECTION 2.04. Execution of Pass Through Certificates. The Pass Through Certificates shall be signed by the Pass Through Trustee on behalf of the Pass Through Trust by an authorized officer of the Pass Through Trustee. Such signatures may be the manual or facsimile signatures of such officer.

         If any officer of the Pass Through Trustee who signs any of the Pass Through Certificates subsequently ceases to be such officer before the Pass Through Certificate so signed is authenticated and delivered by the Pass Through Trustee, such Pass Through Certificate nevertheless may be authenticated and delivered as though the person who signed such Pass Through Certificate had not ceased to be such officer of the Pass Through Trustee; and any Pass Through Certificate may be signed on behalf of the Pass Through Trustee by such person or persons as, at the actual date of the execution of such Pass Through Certificate, are the proper officers of the Pass Through Trustee, although at the date of the execution and delivery of this Pass Through Agreement any such person was not such officer.


         SECTION 2.05. Certificate of Authentication. The Pass Through Trustee shall duly authenticate and deliver Pass Through Certificates in authorized denominations equalling, in the aggregate, the aggregate principal amount of the Mortgage Notes, and evidencing the entire ownership of the Pass Through Trust. Only such Pass Through Certificates as shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Pass Through Trustee or an Authenticating Agent by manual or facsimile signature of one of its authorized signatories, shall be entitled to the benefits of this Pass Through Trust Agreement or be valid or obligatory for any purpose. Such certificate of authentication executed by the Pass Through Trustee upon any Pass Through Certificate shall be conclusive evidence, and the only evidence, that the Pass Through Certificate has been duly authenticated and delivered hereunder and that the Certificateholder is entitled to the benefits of the Pass Through Trust.


         SECTION 2.06. Form of Pass Through Certificates. The Pass Through Certificates shall be substantially in the form set forth in Exhibit A hereto. Subject to the provisions of Section 2.11 hereof, the Pass Through Certificates shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished from one another. The Pass Through Certificates shall be issued in denominations of $1,000 initial principal amount and any integral multiple thereof and shall be dated the date of their authentication.

         The Pass Through Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Pass Through Agreement, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange on which such Pass Through Certificates are admitted to trading, or to conform to general usage.

         SECTION 2.07. Registration, Transfer and Exchange. The Pass Through Trustee shall keep at each office or agency to be maintained for the purpose as provided in Section 3.02, a Register or Registers in which, subject to such reasonable regulations as it may prescribe, it shall register, and shall register the transfer of, Pass Through Certificates as provided in this Article. Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.


         Upon due presentation for registration of transfer of any Pass Through Certificate at any such office or agency, the Pass Through Trustee shall execute, on behalf of the Pass Through Trust, authenticate and deliver in the name of the transferee or transferees a new Pass Through Certificate or Pass Through Certificates in authorized denominations and evidencing a like aggregate Fractional Undivided Interest.



         Any Pass Through Certificate or Pass Through Certificates may be exchanged for a Pass Through Certificate or Pass Through Certificates in other authorized denominations. Pass Through Certificates to be exchanged shall be surrendered at any office or agency to be maintained by the Pass Through Trust for the purpose as provided in Section 3.02, and the Pass Through Trustee shall execute, authenticate and deliver in exchange therefor the Pass Through Certificate or Pass Through Certificates which the Certificateholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.


         All Pass Through Certificates presented for registration of transfer, exchange, redemption or payment shall (if so required by the Pass Through Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Pass Through Trustee duly executed by, the Certificateholder or his attorney-in-fact duly authorized in writing.

         The Pass Through Trustee may require payment from the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Pass Through Certificates. No service charge to the Certificateholder shall be made for any such transaction.

         All Pass Through Certificates issued upon any transfer or exchange of Pass Through Certificates shall evidence ownership in the Pass Through Trust and be entitled to the same benefits under this Pass Through Agreement as the Pass Through Certificates surrendered upon such transfer or exchange.


         SECTION 2.08. Mutilated, Destroyed, Lost and Stolen Pass Through Certificates. If any mutilated Pass Through Certificate is surrendered to the Pass Through Trustee, the Pass Through Trustee shall execute, on behalf of the Pass Through Trust, authenticate and deliver in exchange therefor a new Pass Through Certificate bearing a number not contemporaneously outstanding.


         If there shall be delivered to the Pass Through Trustee and any agent of the Pass Through Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Pass Through Certificate and (ii) such security or indemnity as may be required by them to save each of them and the Company harmless, then, in the absence of notice to the Pass Through

Trustee that such Pass Through Certificate has been acquired by a bona fide purchaser, the Pass Through Trustee shall execute, on behalf of the Pass Through Trust, authenticate and deliver, in lieu of any such destroyed, lost or stolen Pass Through Certificate, a new Pass Through Certificate bearing a number not contemporaneously outstanding.


         If, at the time a notice of termination has been given pursuant to
Section 11.01, any Pass Through Certificate becomes mutilated, destroyed, lost or stolen, the Pass Through Trustee in its discretion may, instead of issuing a new Pass Through Certificate, pay such Pass Through Certificate.

         Upon the issuance of any new Pass Through Certificate under this Section, the Pass Through Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

         Every new Pass Through Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Pass Through Certificate shall constitute conclusive evidence of the Fractional Undivided Interest evidenced by the Pass Through Certificate that it replaces, whether or not the destroyed, lost or stolen Pass Through Certificate may be enforceable at any time by anyone, and shall be entitled to all the benefits of this Pass Through Trust Agreement equally and proportionately with any and all other Pass Through Certificates duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Pass Through Certificates.

         SECTION 2.09. Cancellation of Pass Through Certificates; Destruction Thereof. All Pass Through Certificates surrendered for payment, redemption, registration of transfer or exchange, if surrendered to any agent of the Pass Through Trustee, shall be delivered to the Pass Through Trustee for cancellation or, if surrendered to the Pass Through Trustee, shall be cancelled by it; and no Pass Through Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Pass Through Agreement. The Pass Through Trustee shall destroy cancelled Pass Through Certificates held by it.


         SECTION 2.10. Temporary Pass Through Certificates. Pending the preparation of definitive Pass Through Certificates, the Pass Through Trustee may execute, on behalf of the Pass Through Trust, authenticate and deliver temporary Pass Through Certificates (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the executing officer of the Pass Through Trustee, as evidenced by such officer's execution thereof). Such temporary Pass Through Certificates shall be issuable as registered Pass Through Certificates without coupons, of any authorized denomination, and substantially in the form of the definitive Pass Through Certificates but with such omissions, insertions and variations as may be appropriate for temporary Pass Through Certificates, all as may be determined by the executing officer of the Pass Through Trustee, as evidenced by such officer's execution thereof. Temporary Pass Through Certificates may contain such reference to any provisions of this Pass Through Agreement as may be appropriate. Every such temporary Pass Through Certificate shall be executed and authenticated by the Pass Through Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Pass Through Certificates. Without unreasonable delay, the Company shall furnish definitive Pass Through Certificates and thereupon temporary Pass Through Certificates shall be surrendered in exchange therefor without charge at any office or agency to be maintained by the Pass Through Trustee for such purpose pursuant to Section 3.02, and the Pass Through Trustee shall execute, authenticate and deliver in exchange for such temporary Pass Through Certificates such definitive Pass Through Certificates evidencing a like aggregate Fractional Undivided Interest in authorized denominations. Until so exchanged, temporary Pass Through Certificates shall be entitled to the same benefits hereunder as definitive Pass Through Certificates.


         SECTION 2.11. Pass Through Certificates Issuable in the Form of a Registered Global Security. (a) The Pass Through Trustee shall, in accordance with this Article, execute on behalf of the Pass Through Trust, authenticate and deliver Registered Global Certificates which, in the aggregate, (i) shall represent, and shall be denominated, in an initial principal amount equal to the original Pool Balance, (ii) shall be registered in the name of the Depository or its nominee, and (iii) shall bear a legend substantially to the following effect: "Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Pass Through Trustee or its agent for registration of transfer, exchange or payment, and any Certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."


         (b)     Notwithstanding any other provision of this Section or of
Section 2.07, the Registered Global Certificates may be transferred, in whole but not in part and in the manner provided in Section 2.07, by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor Depository selected or approved by the Company upon notice to the Pass Through Trustee or to a nominee of such successor Depository.

         (c) The Depository shall be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

         (d) If (i) at any time the Company advises the Pass Through Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities or if at any time the Depository shall no longer be eligible under subsection (c) above, and the Company is unable to appoint a qualified successor within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or
(ii) the Company at any time and in its sole discretion determines that the Pass Through Certificates shall no longer be represented by Registered Global Certificates and that the provisions of this Section shall no longer apply to such Pass Through Certificates, then this Section shall no longer be applicable to the Pass Through Certificates. In such event, (x) the Pass Through Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Pass Through Certificates in definitive registered form and (y) upon surrender of the Registered Global Certificates to the Pass Through Trustee, accompanied by reregistration instructions from the Depository, the Pass Through Trustee shall execute on behalf of the Pass Through Trust, authenticate and deliver Pass Through Certificates in definitive registered form without coupons, in authorized denominations, and in an aggregate Fractional Undivided Interest equal to the Fractional Undivided Interest evidenced by the Registered Global Certificates then outstanding in exchange for such Registered Global Certificates. Upon the exchange of the Registered Global Certificates for such Pass Through Certificates in definitive registered form without coupons, in authorized denominations, such Registered Global Certificates shall be cancelled by the Pass Through Trustee. The Company shall bear all costs of the preparation, execution, authentication and delivery of such Pass Through Certificates. Such Pass Through Certificates in definitive registered form issued in exchange for the Registered Global Certificate pursuant to this subsection (d) shall be registered in the names and in authorized denominations set forth in the registration instructions. The Pass Through Trustee shall deliver such Pass Through Certificates to the Persons in whose names such Pass Through Certificates are so registered.


         (e) As long as the Pass Through Certificates are represented by the Registered Global Certificates, all distributions shall be made to the holders of such Registered Global Certificates as the Certificateholders, or to such Persons as such holders may designate, by wire transfer of immediately available funds on the date such distributions are due, and the Company shall or shall cause the Pass Through Trustee to provide to the Depository any notices referred to in the Letter of Representations in accordance with the Letter of Representations.

         (f) Unless and until Pass Through Certificates in definitive registered form are issued pursuant to paragraph (d) above, on the Record Date prior to each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee will request from the Depository a securities position listing setting forth the names of all participants in such Depository reflected on the Depository's books as holding interests in the Certificates on such Record Date. The Pass Through Trustee shall mail to each such Depository participant the statements described in Section 5.03.

                                  ARTICLE III

               CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 3.01.  Covenants of the Company.

         (a) The Company shall not (i) consolidate with or merge into any other corporation under circumstances in which the Company is not the surviving corporation or (ii) convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the corporation formed by such consolidation or into which the Company is merged or the Person which acquired by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall execute and deliver to the Pass Through Trustee an agreement reasonably satisfactory in form and substance to the Pass Through Trustee containing an effective assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Company hereunder.

         (b) Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all the assets of the Company as an entirety, the successor corporation formed by such consolidation or the Person into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement with the same effect as if such successor corporation or such Person, as the case may be, had been named as the Company herein and therein. No such conveyance, transfer or lease of substantially all of the assets of the Company as an entirety shall have the effect of releasing the Company or any successor corporation which shall theretofore have become such in the manner prescribed in this Section from its liability hereunder.

         (c) An Officer's Certificate and an Opinion of Counsel of the Company shall be conclusive evidence that any consolidation, merger, sale, lease or conveyance, and any assumption complies with the provisions of this Section and the Pass Through Trustee shall be entitled to rely upon the same for all purposes hereof.


         (d) The Company shall provide written notice as soon as practicable to Duff & Phelps and Moody's (at the addresses set forth in Section
12.17 hereof) of any merger, consolidation or conveyance, transfer or lease of substantially all the assets of the Company. In addition, the Company shall provide copies to Duff & Phelps and Moody's (at the addresses set forth in Section 12.17 hereof) of its quarterly and annual financial statements and any environmental, engineering and other reports prepared from time to time with respect to a Property.




         SECTION 3.02. Offices for Payments; Registrar. So long as any Pass Through Certificates remain outstanding, the Pass Through Trustee will maintain the following:

(a) an office or agency where such Pass Through Certificates may be presented for payment and (b) a facility or agency in New York, New York where such Pass Through Certificates may be presented for registration of transfer and for exchange and for redemption as provided in this Pass Through Agreement (the "Registrar"). The Registrar shall keep a register (the "Register") with respect to the Pass Through Certificates and their transfer and exchange. The Pass Through Trustee may appoint one or more co-registrars ("Co-Registrars") and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.




         The Corporate Indenture Trustee shall initially act as Registrar and shall initially serve as an office where Pass Through Certificates can be presented for payment.


         SECTION 3.03. Representations and Warranties of the Pass Through Trustee. The Pass Through Trustee, in its individual capacity, represents, warrants and agrees that:

                 (i) it is a validly existing __________________ duly organized under the laws of ________________, holding a valid certificate to do business as ___________ _________________ with banking and trust powers and has the corporate power and authority to enter into and perform its obligations under this Pass Through Agreement;


                 (ii) this Pass Through Agreement has been duly authorized by all necessary corporate action on its part, and neither the execution and delivery hereof nor its performance of any of the terms and provisions hereof will violate any Federal or state law or regulation relating to its banking or trust powers or contravene or result in any breach of, or constitute any default under its articles of association, or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it or its properties may be bound or affected;



                 (iii) this Pass Through Agreement has been duly executed and delivered by it and, assuming that this Pass Through Agreement is the legal, valid and binding obligation of the Company, is the legal, valid and binding obligation of the Pass Through Trustee, enforceable against the Pass Through Trustee in accordance with its terms except as limited by bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent conveyance or similar laws or equitable principles of general application to or affecting the enforcement of creditors' rights and remedies generally from time to time in effect, regardless of whether such enforceability is considered in a proceeding in equity or at law; and



                 (iv)  no Pass Through Trustee's Lien (as described in Section
         8.02 hereof) is in existence. The execution, delivery and performance by Pass Through Trustee of this Pass Through Trust Agreement (as Pass Through Trustee or in its individual capacity) will not subject the Trust Property, or any portion thereof, to any such Pass Through Trustee Liens.

         SECTION 3.04. No Representations or Warranties as to Documents. The Pass Through Trustee neither makes nor shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of this Pass Through Agreement, any Pass Through Certificates or any Indenture Documents or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Pass Through Trustee made in its individual capacity under this Pass Through Agreement or in any other Indenture Documents.

         SECTION 3.05. Payments from Trust Property Only. All payments to be made by the Pass Through Trustee shall be made only from the income and the proceeds from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to enable the Pass Through Trustee to make distributions of the amounts due in respect of the Pass Through Certificates thereunder. Each Certificateholder by its acceptance of a Pass Through Certificate agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to it as provided herein and that the Pass Through Trustee is not personally liable to such Certificateholder for any amounts payable under such Pass Through Trust except as expressly provided herein.

         SECTION 3.06. Limitation of the Company's Liability. The Company is a party to this Pass Through Agreement solely for purposes of meeting the requirements of the Securities Act and the Trust Indenture Act, and therefore shall not be liable hereunder, except as otherwise expressly provided herein, or under the terms of Pass Through Certificates, except as otherwise expressly provided therein.


                                   ARTICLE IV

                     CERTIFICATEHOLDER LISTS AND REPORTS BY
                    THE COMPANY AND THE PASS THROUGH TRUSTEE


         SECTION 4.01. Certificateholder Lists; Ownership of Pass Through Certificates. The Pass Through Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Certificateholders. If the Pass Through Trustee is not the Registrar, the Company shall cause the Registrar to furnish to the Pass Through Trustee semi-annually not more than 15 days after each Record Date, as of such Record Date, or at such other times as the Pass Through Trustee may request in writing, a list, in such form and as of such date as the Pass Through Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Certificateholders and the amounts of the Pass Through Certificates held by such Certificateholders.





         SECTION 4.02. Disclosure of Certificateholder Lists. Each and every Certificateholder, by receiving and holding such Pass Through Certificate, agrees with the Company and the Pass Through Trustee that neither the Company, the Pass Through Trustee, the Pass Through Trustee in its individual capacity nor any agent of any of the foregoing shall be held accountable by reason of the disclosure of any such information as to the names and addresses of any Certificateholders in accordance with the provisions of Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Pass Through Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         SECTION 4.03.  Reports by the Company.  The Company covenants:

                 (i) to file with the Pass Through Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or, if the Company is not required to file information, documents, or reports pursuant to either of such Sections of the Exchange Act, then to file with the Pass Through Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents, and reports which may be required pursuant to Section 13 of the Exchange Act, in respect of a security listed and registered on a national securities exchange, as may be prescribed from time to time in such rules and regulations;

                 (ii) to file with the Pass Through Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Pass Through Agreement as may be required from time to time by such rules and regulations;

                 (iii) to transmit to the Certificateholders in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (i) and (ii) of this
         Section 4.03 as may be required by rules and regulations prescribed from time to time by the Commission;


                 (iv) to furnish to the Pass Through Trustee, on or before April 30 of each calendar year commencing 1996, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Pass Through Agreement. For purposes of this subsection (iv), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Pass Through Agreement; and

                 (v) to furnish to the Pass Through Trustee such opinions as may be required by Section 314(b) of the Trust Indenture Act.

         SECTION 4.04.  Reports by the Pass Through Trustee.


         (a) On or before March 31 of each calendar year commencing in 1996, the Pass Through Trustee shall transmit to Certificateholders such reports concerning the Pass Through Trustee and its actions under this Pass Through Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.


         (b) A copy of each such report shall, at the time of such transmission to Certificateholders, be filed by the Pass Through Trustee with each stock exchange upon which the Pass Through Certificates are listed, with the Commission and with the Company. The Company will notify the Pass Through Trustee when the Pass Through Certificates are listed on any stock exchange, in accordance with Section 313(c) of the Trust Indenture Act.


                                   ARTICLE V

                       RECEIPT AND DISTRIBUTION OF INCOME
                      AND PROCEEDS FROM THE TRUST PROPERTY


         SECTION 5.01. Certificate Account and Special Payments Account. (a) The Pass Through Trustee shall establish and maintain for the Pass Through Trust, on behalf of the Certificateholders, a Certificate Account as one or more segregated non-interest bearing accounts. The Pass Through Trustee shall hold such Certificate Account in trust for the benefit of the Certificateholders, and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement. Upon receipt of any Scheduled Payment, the Pass Through Trustee shall immediately deposit such Scheduled Payment in the Certificate Account.



         (b) The Pass Through Trustee shall establish and maintain for the Pass Through Trust, on behalf of the Certificateholders, a separate Special Payments Account, as one or more segregated non-interest bearing accounts. The Pass Through Trustee shall hold such Special Payments Account in trust for the benefit of the Certificateholders and shall make or permit withdrawals therefrom only as provided in this Pass Through Agreement. Upon receipt of any Special Payment, the Pass Through Trustee shall immediately deposit such Special Payment in the Special Payments Account.


         (c) The Pass Through Trustee shall present any Mortgage Note to the Corporate Indenture Trustee on the date of its stated final maturity, or on such earlier date as such Mortgage Note is to be redeemed in whole pursuant to the relevant Indenture.

         SECTION 5.02. Distributions from Certificate Account and Special Payments Account. (a) The Regular Distribution Dates shall be January 5 and July 5, commencing on July 5, 1995, or if any such day is not a Business Day, the next succeeding Business Day. The Special Distribution Date for any month in which a Special Payment is to be distributed shall be the ______________ day of such month.


         (b) On each related Regular Distribution Date, upon receipt of any Scheduled Payment due on the Mortgage Notes on such Regular Distribution Date, the Pass Through Trustee shall distribute out of the Certificate Account the entire amount deposited therein pursuant to Section 5.01(a) by paying to each Certificateholder of record at the close of business on the Record Date for such Regular Distribution Date (except as provided in Section 11.01 concerning the final distribution), at the address for such Certificateholder appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the Pass Through Trust held by such Certificateholder) of the aggregate amount in the Certificate Account.

         (c) On each Special Distribution Date, upon receipt of any Special Payment on the Mortgage Notes or realized upon the sale of any such Mortgage Notes, the Pass Through Trustee shall distribute out of the Special Payments Account the entire amount of such Special Payment deposited therein pursuant to
Section 5.01(b) by paying to each Certificateholder of record at the close of business on the Record Date for such Special Distribution Date (except as provided in Section 11.01 concerning the final distribution), at the address for such Certificateholder appearing in the Register, such Certificateholder's pro rata share (based on the aggregate Fractional Undivided Interest in the Pass Through Trust held by such Certificateholder) of the aggregate amount in the Special Payments Account on account of such Special Payment.

         (d) The Pass Through Trustee shall, at the expense of the Company, notify each Certificateholder by mail at its address as it appears in the Register of each Special Payment. If the Mortgage Notes are to be redeemed or purchased in whole prior to their maturity, such notice shall be mailed not less than 20 days prior to the date any such Special Payment is scheduled to be distributed. For any other Special Payment, such notice shall be mailed as soon as practicable after the Pass Through Trustee has received such Special Payment. Such notices of Special Payments shall set forth:

                 (i) the Special Distribution Date and the Record Date therefor (except as otherwise provided in Section 11.01);

                 (ii) the amount of the Special Payment for each $1,000 initial principal amount and the amount thereof constituting principal, premium, if any, and interest on the Mortgage Notes;

                 (iii)    the reason for the Special Payment; and

                 (iv) if the Special Distribution Date is the same date as a Regular Distribution Date, the total amount to be received on such date for each $1,000 initial principal amount.

If the amount of premium, if any, payable upon the redemption or purchase in whole of a Mortgage Note has not been calculated at the time that the Pass Through Trustee mails the notice of the related Special Payment, it shall be sufficient if the notice sets forth the other amounts to be distributed and states that any premium received will also be distributed.


         (e) Any Scheduled Payment or Special Payment to be distributed pursuant to this Article shall be payable at any office or agency maintained for such purpose pursuant to Section 3.02, provided that any Scheduled Payment may be payable at the option of the Pass Through Trustee by mailing checks for such Scheduled Payment payable to or upon the written order of the Certificateholders entitled thereto as they appear on the Register. Notwithstanding the foregoing to the contrary, so long as all of the Outstanding Pass Through Certificates are held by a Depository (or its nominee), each Scheduled Payment and Special Payment shall be made by wire transfer of funds in accordance with the agreement with such Depository.


         SECTION 5.03. Statements to Certificateholders. (a) On each Regular Distribution Date and Special Distribution Date, the Pass Through Trustee shall include with each distribution to Certificateholders a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, as the case may be, setting forth the following information (as to (i) and (ii) below, for each $1,000 initial principal amount Pass Through Certificate):

                   (i) The amount of such distribution allocable to principal and the amount allocable to premium, if any, on the Mortgage Notes;


                  (ii) The amount of such distribution allocable to interest on the Mortgage Notes;



                 (iii)    The Pool Balance and the Pool Factor; and



                  (iv) Any earnings on Special Payments derived from Permitted Investments that are distributed to Certificateholders.



         (b) Within a reasonable period of time after the end of each calendar year but not later than the latest date permitted by law, the Pass Through Trustee shall furnish to each Person who at any time during such calendar year was a Certificateholder a statement containing the sum of the amounts determined pursuant to clauses (a)(i), (a)(ii) and (a)(iv) of this Section for such calendar year or, in the event such Person was a Certificateholder during a portion of such calendar year, for the applicable portion of such year.

         SECTION 5.04. Investment of Special Payment Moneys. Any money received by the Pass Through Trustee pursuant to Section 5.01(b) representing a Special Payment that is not to be promptly distributed shall, to the extent practicable, be invested by the Pass Through Trustee at the direction of the Company in Permitted Investments maturing no later than the next succeeding Special Distribution Date pending distribution of such Special Payment pursuant to Section 5.02. Any investment made pursuant to this Section 5.04 shall be in such Permitted Investments having maturities not later than the date that such moneys are required to be used to make the payment required under Section 5.02 on the applicable Special Distribution Date and the Pass Through Trustee shall hold any such Permitted Investments until maturity. The proceeds upon maturity of any Permitted Investment shall not be reinvested pending distribution. The Pass Through Trustee shall have no liability with respect to any investment made pursuant to this Section, other than by reason of its own negligent action, its own negligent failure to act or its own willful misconduct. All income and earnings from such investments shall be distributed on such Special Distribution Date as part of such Special Payment.


         SECTION 5.05. Withholding Taxes. The Pass Through Trustee shall withhold any taxes required to be withheld under applicable law, regulation or rule, including any interest or penalty in connection therewith, on payments to any Certificateholder except to the extent that such Certificateholder has furnished evidence satisfactory to the Pass Through Trustee of any exemption from or reduction in withholding claimed by such Certificateholder and such withholding on payments shall constitute a payment to the Certificateholder.
In the event that such evidence furnished by such Certificateholder to establish its withholding exemption is false, inaccurate or no longer true, the Certificateholder shall be liable for such amounts necessary to indemnify the Company and the Pass Through Trustee for expenses attributable to such false, inaccurate or untrue evidence and any related contests or disputes and the same may be withheld from distributions otherwise distributable to such Holder. To the extent that the Pass Through Trustee fails, with respect to any Certificateholder, to withhold and pay over any such taxes to the appropriate taxing authority, the Pass Through Trustee shall, upon a claim being made for such taxes by such authority, take all reasonable steps to recover such taxes from such Certificateholder, including, without limitation, withholding the amount of such taxes from subsequent distributions, if any, to such Certificateholder.

         The Pass Through Trustee agrees (i) that it will timely pay the amounts withheld pursuant to this Section 5.05 to the appropriate authority,
(ii) that it will file any necessary withholding tax returns or statements when due and (iii) that, as promptly as possible after the payment of such amounts, it will deliver to the Company, the Indenture Trustees and the Owner Trusts appropriate documentation showing the payment of such amounts, together with such additional documentary evidence as the Company may reasonably request from time to time. The Pass Through Trustee agrees to file any other information reports as it may be required to file under United States law.

                                   ARTICLE VI

                       CONCERNING THE CERTIFICATEHOLDERS

         SECTION 6.01. Evidence of Action Taken by Certificateholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Pass Through Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Pass Through Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Pass Through Agreement and (subject to Sections 8.02 and 8.03) conclusive in favor of the Pass Through Trustee, if made in the manner provided in this Article.

         (b) For the purpose of determining the Certificateholders entitled to vote or consent to any direction, waiver or other action of such Certificateholders under Section 7.09 or 7.10, the Company may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Pass Through Trustee. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.


         SECTION 6.02. Proof of Execution of Instruments and of Holding of Certificates. The fact and date of the execution by any Certificateholder of any instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Certificateholder executing the same, may also be proved in any other manner which the Pass Through Trustee deems sufficient. The holding of Pass Through Certificates shall be proved by the Register.



         SECTION 6.03. Certificateholders to be Treated as Owners. Prior to due presentment for registration of transfer of any Pass Through Certificate, the Indenture Trustees, the Pass Through Trustee, the Registrar, if any, and the Company, and any agent of the Indenture Trustees, the Pass Through Trustee, the Registrar or the Company may deem and treat the Person in whose name such Pass Through Certificate shall be registered upon the Register as the absolute owner of such Pass Through Certificate (whether or not such Pass Through Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving, subject to the provisions of this Pass Through Agreement, Scheduled Payments and Special Payments with respect to such Pass Through Certificate and for all other purposes; and none of the Indenture Trustees, the Pass Through Trustee, nor any such agent, the Registrar or the Company shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Pass Through Certificate.

         SECTION 6.04. Pass Through Certificates Owned by the Company, Owner Trust, Remainderman, Owner Trustees and Owner Participant Deemed Not Outstanding. In determining whether the Certificateholders of the requisite aggregate Fractional Undivided Interest have given or concurred in any request, demand, authorization, direction, consent or waiver under this Pass Through Agreement, Pass Through Certificates that are owned by the Company, an Owner Trust, the Remainderman, an Owner Trustee or an Owner Participant or any obligor on the Mortgage Notes or by any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Pass Through Trustee shall be protected in relying on any such request, demand, authorization, direction, consent or waiver, only if a Responsible Officer of the Pass Through Trustee has actual knowledge that certain Pass Through Certificates are so owned shall such Pass Through Certificates be so disregarded; and provided further that if all Pass Through Certificates that would be deemed Outstanding in the absence of the foregoing provision are owned by the Company, an Owner Trust, the Remainderman, an Owner Trustee or an Owner Participant or any obligor on such Mortgage Notes or by any Affiliate of any of the foregoing, then such Pass Through Certificates shall be deemed Outstanding for the purpose of any such determination. Pass Through Certificates so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Pass Through Trustee the pledgee's right so to act with respect to such Pass Through Certificates and that the pledgee is not the Company, the Owner Trust, the Remainderman, an Owner Trustee or the Owner Participant or any obligor upon the Mortgage Notes or any Affiliate of any of the foregoing. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Pass Through Trustee in accordance with such advice. Upon request of the Pass Through Trustee, the Company, the Remainderman, each Owner Trustee and the Owner Participant shall furnish to the Pass Through Trustee promptly an Officer's Certificate listing and identifying all Pass Through Certificates, if any, known by the Company, the Remainderman, the Owner Trustees or the Owner Participants, as the case may be, to be owned or held by or for the account of any of the above-described persons; and, subject to
Section 8.03, the Pass Through Trustee shall be entitled to accept such Officer's Certificates as conclusive evidence of the facts set forth therein and of the fact that all Pass Through Certificates not listed therein are Outstanding for the purpose of any such determination.

         SECTION 6.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Pass Through Trustee, as provided in
Section 6.01, of any action taken by the Certificateholders of the percentage in aggregate of Fractional Undivided Interests specified in this Pass Through Agreement in connection with such action, any Certificateholder of a Pass Through Certificate, the serial number of which is shown by the evidence to be included among the serial numbers of the Pass Through Certificates, the Certificateholders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Pass Through Certificate. Except as aforesaid, any such action taken shall be conclusive and binding upon such Certificateholder and upon all future Certificateholders and owners of such Pass Through Certificate and of any Pass Through Certificates issued in exchange or substitution therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon any such Pass Through Certificate or otherwise. Any action taken by such Certificateholders of the percentage in aggregate of Fractional Undivided Interests specified in this Pass Through Agreement in connection with such action shall be conclusively binding upon the Pass Through Trustee and all the Certificateholders.


                                  ARTICLE VII

                        REMEDIES OF PASS THROUGH TRUSTEE
                             AND CERTIFICATEHOLDERS


         SECTION 7.01. Events of Default. If an Indenture Event of Default relating to any Mortgage Note that constitutes Trust Property (an "Event of Default") shall occur and be continuing, then, and in each and every case, the Pass Through Trustee may vote all of such Mortgage Notes, and upon the direction of a Majority in Interest of Certificateholders, the Pass Through Trustee shall vote a corresponding percentage of such Mortgage Notes in favor of directing the related Indenture Trustees to declare the unpaid principal of such Mortgage Notes then outstanding, together with interest accrued but unpaid thereon and all other amounts due under such Mortgage Notes and the related Indenture, to be due and payable under, and in accordance with the provisions of, such Indenture. In addition, if such Indenture Event of Default shall have occurred and be continuing, the Pass Through Trustee may, in accordance with such related Indenture, vote such Mortgage Notes to direct the Indenture Trustees regarding the exercise of such remedies provided in such Indenture.
An Event of Default with respect to one Indenture will not constitute a default under any other Indenture and will not give rise to any right of the Indenture Trustee or the Pass Through Trustee (i) to exercise any remedies with respect to such unrelated Indenture or (ii) to vote any Mortgage Notes issued pursuant to such other Indenture in favor of exercising any such remedies.



         If an Event of Default shall have occurred and be continuing, and after the Mortgage Notes shall have become due and payable under Section 7.02(b) or 7.02(c) of the related Indenture, the Pass Through Trustee also may in its discretion, and upon the direction of a Majority in Interest of Certificateholders shall, by such officer or agent as it may appoint, sell, convey, transfer and deliver any Mortgage Notes held in the Pass Through Trust, without recourse to or warranty by the Pass Through Trustee or any Certificateholder, to any Person. In any such case, but subject to compliance with the Securities Act and other applicable laws and regulations, the Pass Through Trustee shall sell, assign, contract to sell or otherwise dispose of and deliver any such Mortgage Notes in one or more parcels at public or private sale or sales, at any location or locations at the option of the Pass Through Trustee, all upon such terms and conditions as it may reasonably deem advisable and at such prices as it may reasonably deem advisable, for cash. The Pass Through Trustee may, in its discretion, at any such sale restrict the prospective bidders or purchasers as to their number, nature of business and investment intention, including, without limitation, a requirement that the persons making such purchases represent and agree to the satisfaction of the Pass Through Trustee that they are purchasing the Mortgage Notes for their account, for investment, and not with a view to the distribution or resale of any thereof. If the Pass Through Trustee so decides or is required to sell or otherwise dispose of any Mortgage Notes pursuant to this Section, the Pass Through Trustee shall take such of the actions described above as it may reasonably deem most effective to complete the sale or other disposition of such Mortgage Notes, so as to provide for the payment in full of all amounts due with respect to such Mortgage Notes. Notwithstanding the foregoing, any action taken by the Pass Through Trustee under this Section shall not, in the reasonable judgment of the Pass Through Trustee, be adverse to the best interests of the Certificateholders.

         SECTION 7.02. Incidents of Sale of Mortgage Notes. Upon any sale of all or any part of the Mortgage Notes held in the Pass Through Trust made either under the power of sale given under this Pass Through Agreement or otherwise for the enforcement of this Pass Through Agreement, the following, subject to compliance with securities laws and the provisions of Section 7.01, shall be applicable:

                 (1) Certificateholders or Pass Through Trustee May Purchase Mortgage Notes. Any Certificateholder, the Pass Through Trustee in its individual or, subject to Section 2.03, any other capacity or any other Person may bid for and purchase any of the Mortgage Notes, and upon compliance with the terms of sale, may hold, retain, possess and dispose of such Mortgage Notes in its or their own absolute right without further accountability.

                 (2) Discharge of Purchaser. The receipt of the Pass Through Trustee or of the officer making such sale shall be a sufficient discharge to any purchaser for his purchase money, and, after paying such purchase money and receiving such receipt, such purchaser or its personal representative or assigns shall not be obliged to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or non-application thereof.

                 (3) Application of Moneys Received upon Sale. Any moneys collected by the Pass Through Trustee upon any sale made either under the power of sale given by this Pass Through Agreement or otherwise for the enforcement of the Pass Through Trust, shall be deposited and distributed as a Special Payment as provided in Article V.

         SECTION 7.03. Pass Through Trustee May Prove Debt. If any amount payable under any Mortgage Note held by the Pass Through Trust is not paid when due and payable, and such non-payment constitutes an Indenture Event of Default, the Pass Through Trustee, in its own name, as trustee of an express trust, as holder of such Mortgage Note shall be, to the extent permitted by and in accordance with the terms of the Indenture Documents, entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and, subject to the terms of the Indenture, may enforce any such judgment or final decree against the Owner Trust or other obligor upon such Mortgage Notes and collect in the manner provided by law out of the property of the Owner Trust or other obligor upon such Mortgage Notes, wherever situated, the moneys adjudged or decreed to be payable.


         All rights of action and of asserting claims under this Pass Through Agreement, or under any of the Pass Through Certificates, may be prosecuted and enforced by the Pass Through Trustee without the possession of any of such Pass Through Certificates or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Pass Through Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Pass Through Trustee, each predecessor Pass Through Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Certificateholders.

         In any proceedings brought by the Pass Through Trustee (and also any proceedings involving the interpretation of any provision of this Pass Through Agreement) the Pass Through Trustee shall be held to represent all the Certificateholders, and it shall not be necessary to make any such Certificateholders parties to any such proceedings.


         SECTION 7.04. Remedies Cumulative. Each and every right, power and remedy given to the Pass Through Trustee specifically or otherwise hereunder shall be cumulative and shall be in addition to every other right, power and remedy specifically given thereunder or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically given hereunder or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Pass Through Trustee or the Certificateholders, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Pass Through Trustee or of any such Certificateholder in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of an Owner Trust, or the Company or to be an acquiescence therein. Every right and remedy given by this Article or by law to the Pass Through Trustee or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, by the Pass Through Trustee or by the Certificateholders, as the case may be.

         SECTION 7.05. Suits for Enforcement. If an Event of Default has occurred, has not been waived and is continuing, the Pass Through Trustee may in its discretion and subject to its rights of appropriate indemnification under Sections 7.07 and 8.03 and Article IX hereof, to the extent permitted by and in accordance with the Indenture Documents, proceed to protect and enforce its rights and rights of the Certificateholders by such appropriate judicial proceedings as the Pass Through Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement hereunder or in aid of the exercise of any power granted hereunder or to enforce any other legal or equitable right vested in the Pass Through Trustee or the Certificateholders hereunder or by law; provided that any sale of any portion of the Trust Property shall be done in accordance with Section 7.02.


         SECTION 7.06. Discontinuance of Proceedings. If the Pass Through Trustee or any Certificateholder institutes any proceeding to enforce any right, power or remedy hereunder, and such proceeding is discontinued or abandoned for any reason or is determined adversely to the Pass Through Trustee or such Certificateholder, then and in every such case the Owner Trust, Indenture Trustees, the Pass Through Trustee, the Certificateholders and the Company shall, subject to any determination in such proceeding, be restored to their former positions and rights under the Pass Through Trust with respect to the Trust Property and all rights, remedies and powers of the Pass Through Trustee and such Certificateholders shall continue as if no such proceeding had been instituted.


         SECTION 7.07. Limitations on Suits by Certificateholders. No Certificateholder shall have any right by virtue or by availing of any provision hereof to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Pass Through Trust, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy thereunder, unless:

                 (1) such Certificateholder previously has notified the Pass Through Trustee in writing of an Event of Default and of the continuance thereof, as provided herein;

                 (2) the Certificateholders of the Pass Through Certificates then Outstanding (or proxies therefor) representing in the aggregate not less than 25% of the aggregate Fractional Undivided Interests then Outstanding have requested in writing that the Pass Through Trustee institute such action or proceedings in its own name as trustee hereunder (unless the Holders of a Majority in Interest of the aggregate Fractional Undivided Interests then Outstanding shall object in writing within 30 days of such request);

                 (3) such Certificateholders have offered to the Pass Through Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Pass Through Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such action or proceedings; and

                 (5) no direction inconsistent with such written request has been given to the Pass Through Trustee during such 60-day period pursuant to Section 7.09;

it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Pass Through Trustee, that no one or more Certificateholders shall have any right in any manner whatever to affect, disturb or prejudice the rights of any other Certificateholder or to obtain or seek to obtain priority over or preference to any other Certificateholder or to enforce any right hereunder or under the Pass Through Certificates, except in the manner provided herein and therein and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Pass Through Trustee shall be entitled to such relief as can be given either at law or in equity.


         SECTION 7.08. Unconditional Right of Certificateholders to Receive Scheduled Payments and Special Payments, and to Institute Certain Suits. Notwithstanding any other provision in this Pass Through Agreement or any Pass Through Certificate issued pursuant hereto, the right of any Certificateholder to receive distributions on such Pass Through Certificate of Scheduled Payments or Special Payments pursuant to Article V on or after the respective due dates set forth herein, or, subject to Section 7.07, to institute suit for the enforcement of any such distribution on or after such respective dates as provided herein, or therein shall not be impaired or affected without the consent of such Certificateholder, except as to a postponement of an interest payment consented to as provided in Section 7.10.



         SECTION 7.09. Control by Certificateholders. A Majority in Interest of Certificateholders shall have the right to direct the Pass Through Trustee as to the time, method, and place of conducting any proceeding for any remedy available to the Pass Through Trustee, or exercising any trust or power conferred on the Pass Through Trustee under the Pass Through Trust; provided that such direction is not otherwise than in accordance with law and the provisions hereof and the Pass Through Trustee has received, to the extent provided in Sections 7.07 and 8.03 and Article IX hereof, such reasonable indemnification as it may require against the costs, expenses and liabilities to be incurred by the Pass Through Trustee.


         Nothing in this Pass Through Agreement shall impair the right of the Pass Through Trustee in its discretion to take any action deemed proper by the Pass Through Trustee and which is not inconsistent with such direction by Certificateholders.


         SECTION 7.10. Waiver of Past Events of Default. Upon written instructions from not less than 662/3% in Interest of Certificateholders, the Pass Through Trustee shall waive any past Event of Default and its consequences and thereby annul any directive given by the

Pass Through Trustee on behalf of such holders to the Indenture Trustees and, upon such waiver, such Event of Default will cease to exist and any Event of Default arising therefrom will be deemed to have been cured for every purpose, but no such waiver will extend to any subsequent or other Event of Default or impair any right consequent thereon; provided that any such waiver will be effective to waive any such past Event of Default and its consequences as described above if, but only if, the correlative Indenture Event of Default has been waived under the related Indenture by the requisite holders of the Mortgage Notes outstanding under such related Indenture; and provided further that in the absence of written instructions from all Certificateholders (or the proxy therefor), the Pass Through Trustee shall not waive any Event of Default
(i) consisting of the failure to pay any principal of, or premium, if any, or interest on, or other amounts due under, any Mortgage Note and the consequent failure to distribute any Scheduled Payment or Special Payment pursuant to
Article V on or after the respective due date therefor or (ii) in respect of a covenant or provision hereunder that, under Article X hereof, cannot be modified or amended without the consent of each Certificateholder (or the proxy therefor).

         SECTION 7.11. Notice of Pass Through Defaults. The Pass Through Trustee shall, in the manner and to the extent required by Section 313(c) of the Trust Indenture Act, notify the Certificateholders of any Pass Through Defaults within 90 days from the occurrence thereof, unless such Pass Through Defaults have been cured before the giving of such notice; provided that under no circumstances shall the Pass Through Trustee give such notice until the earlier of the time at which such Pass Through Default becomes an Event of Default or the expiration of a period of 30 days from the occurrence of such Pass Through Default; and provided, further, that except in the case of a Pass Through Default resulting from the failure to pay the principal, premium, if any, or interest on any Mortgage Note that constitutes part of the Trust Property, the Pass Through Trustee shall not be required to provide such notice if it in good faith determines that the withholding of such notice is in the interests of the Certificateholders.


                                  ARTICLE VIII

                      CONCERNING THE PASS THROUGH TRUSTEE

         SECTION 8.01. Acceptance by Pass Through Trustee. The Pass Through Trustee hereby accepts the trusts imposed upon it by this Pass Through Agreement and acknowledges its acceptance of all right, title, and interest in and to the Mortgage Notes conveyed pursuant to Section 2.01, and hereby declares that it holds and will hold such right, title, and interest, together with all other property constituting the Trust Property, for the benefit of all then present and future Certificateholders, upon the trusts set forth herein.

         SECTION 8.02. Pass Through Trustee's Liens. The Pass Through Trustee agrees that it will, in its individual capacity and at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under Article IX hereof) promptly take such action as may be necessary to duly discharge all Liens on any part of the Trust Property that result from claims against it in its individual capacity not related to the administration of such Trust Property or any other transaction pursuant to this Pass Through Agreement.

         SECTION 8.03.  Certain Rights of the Pass Through Trustee.  Subject to
Section 315 of the Trust Indenture Act:

                 (a) the Pass Through Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;


                 (b) any request of the Indenture Trustees or an Owner Trust shall be sufficiently evidenced by an Officer's Certificate and any resolution of the Board of Directors of the Corporate Indenture Trustee or the Corporate Owner Trustees, as the case may be, may be sufficiently evidenced by a copy of the applicable board resolution included as part of the Officer's Certificate.


                 (c) the Pass Through Trustee may consult with counsel and the written advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such written advice or Opinion of Counsel;

                 (d) the Pass Through Trustee shall not be obligated to exercise any of the trusts or powers vested in it hereunder at the request, order or direction of the Certificateholders in accordance with the provisions thereof, unless such Certificateholders have offered to the Pass Through Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                 (e) the Pass Through Trustee shall not be liable for any action taken or omitted by it in good faith hereunder in accordance with the direction of the holders of the applicable principal amount specified hereunder of the aggregate Fractional Undivided Interests then outstanding;

                 (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default hereunder, the Pass Through Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Majority in Interest of

         Certificateholders; but the Pass Through Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

                 (g) the Pass Through Trustee may execute any of the trusts or powers under the Pass Through Trust or perform any duties thereunder either directly or by or through agents or attorneys not regularly in its employ and the Pass Through Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed by it with due care; and

                 (h) the Pass Through Trustee shall not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, if the Pass Through Trustee has determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.


         SECTION 8.04. Pass Through Trustee Not Responsible for Recitals. The Pass Through Trustee assumes no responsibility for the correctness of the recitals contained herein or in any Pass Through Certificates, except for the execution and authentication of such Pass Through Certificates by the Pass Through Trustee in accordance with Section 2.04, 2.05 and 8.15, respectively and its representations and warranties in Section 3.03 hereof.



         SECTION 8.05. Pass Through Trustee and Agents May Hold Pass Through Certificates; Collections. The Pass Through Trustee and any agent of the Pass Through Trustee, in its individual or any other capacity, may become the owner or pledgee of Pass Through Certificates with the same rights it would have if it were not the Pass Through Trustee or such agent, subject to Section 8.10 and, subject to the applicable provisions of the Trust Indenture Act, may otherwise deal with the Company, the Indenture Trustees or the Owner Trust and receive, collect, hold and retain collections therefrom with the same rights it would have if it were not the Pass Through Trustee or such agent (subject to the provisions of Section 6.04 hereof).



         SECTION 8.06. Moneys Held by Pass Through Trustee. Subject to Sections 5.04 and 11.03 hereof, all moneys received by the Pass Through Trustee shall, until used or applied as provided herein, be held in trust for the purposes for which they were received, and shall be segregated from all other funds and not commingled with the funds of any other Person. Subject to Section 5.04, neither the Pass Through Trustee nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder.


         SECTION 8.07. Right of Pass Through Trustee to Rely on Officer's Certificate. Subject to Section 8.03, whenever in the administration of the Pass Through Trust, the Pass Through Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action thereunder, such matter (unless other evidence in respect thereof is specifically prescribed herein) may, in the absence of bad faith on the part of the Pass Through Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Pass Through Trustee by the Company, the Indenture Trustees or the Owner Trust, as the case may be, and such certificate, in the absence of bad faith on the part of the Pass Through Trustee, shall be full warrant to the Pass Through Trustee for any action taken, suffered or omitted by it under the provisions of this Pass Through Agreement upon the faith thereof.


         SECTION 8.08. Compensation. The Company covenants and agrees to pay, and the Pass Through Trustee shall be entitled to receive, reasonable compensation and payment or reimbursement for its reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of its counsel, agents and other persons not regularly in its employ) in connection with its services rendered hereunder or in any way relating to or arising out of the administration of the Pass Through Trust or the Trust Property, except any such advance, expense or disbursement attributable to the Pass Through Trustee's negligence, willful misconduct or bad faith or incurred as a result of the breach of its representation and covenant set forth in Section 8.02.

         SECTION 8.09. Resignation and Removal of Pass Through Trustee; Appointment of Successor. (a) No resignation or removal of the Pass Through Trustee and no appointment of a successor Pass Through Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Pass Through Trustee under Section 8.12 hereof.


         (b) The Pass Through Trustee may resign as such at any time without cause by giving at least 90 days prior written notice to the Company, the Indenture Trustees and the Owner Trust, such resignation to be effective upon the acceptance of the trusteeship by a successor Pass Through Trustee. In addition, a Majority in Interest of Certificateholders may at any time remove the Pass Through Trustee without cause by an instrument in writing delivered to the Company, the Owner Trust, the Indenture Trustees and the Pass Through Trustee, and the Pass Through Trustee shall promptly notify each Certificateholder of such removal in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Pass Through Trustee. In the case of the resignation or removal of the Pass Through Trustee, a Majority in Interest of Certificateholders may appoint a successor Pass Through Trustee by an instrument signed by such Certificateholders. If a successor Pass Through Trustee shall not have been appointed within 120 days after such notice of resignation or removal, the Pass Through Trustee, the Company or any Certificateholder may apply to any court of competent jurisdiction to appoint a successor Pass Through Trustee to act until such time, if any, as a successor shall have been appointed as provided above. The successor Pass Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed as provided above within one year from the date of the appointment by such court.


         (c)     If at any time any of the following events occur:

                 (i) the Pass Through Trustee fails to comply with the requirements of Section 310 of the Trust Indenture Act after written request for such compliance by any Certificateholder who has been a bona fide Certificateholder for at least six months; or

                 (ii) the Pass Through Trustee ceases to be eligible in accordance with the provisions of Section 8.11 to act as Pass Through Trustee and fails to resign after written request for such resignation by the Company or by any such bona fide Certificateholder; or

                 (iii) the Pass Through Trustee becomes incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Pass Through Trustee or of its property shall be appointed, or any public officer takes charge or control of the Pass Through Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (1) the Company may remove the Pass Through Trustee and appoint a successor trustee by written instrument, in duplicate, executed by a Responsible Officer of the Company, one copy of which instrument shall be delivered to the Pass Through Trustee so removed and one copy to the successor trustee, or (2) subject to the provisions of Section 7.07, any Certificateholder who has been a bona fide Certificateholder for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Pass Through Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Pass Through Trustee and appoint a successor trustee, which removal and appointment shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.12. The successor Pass Through Trustee so appointed by such court shall immediately and without further act be superseded by any successor Pass Through Trustee appointed by the Certificateholders as provided in subsection (a) above within one year from the date of appointment by such court.

         (d) In the event that a Responsible Officer of the Pass Through Trustee has actual knowledge, or receives notice that a Certificateholder or the Pass Through Trust has become subject to any state or local tax which would not be imposed if the Corporate Trust Office were located in a jurisdiction within the United States other than the jurisdiction in which the Corporate Trust Office is then located, the Pass Through Trustee shall resign immediately in the manner and with the effect specified in this Section.


         (e)     All of the provisions of this Section 8.09 except paragraphs
(c)(i) and (d) shall apply to any Authenticating Agent.


         SECTION 8.10. Disqualification; Conflicting Interests. If the Pass Through Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Pass Through Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Pass Through Agreement.

         SECTION 8.11. Persons Eligible for Appointment as Pass Through Trustee. The Pass Through Trust shall at all times have a Pass Through Trustee which shall be a corporation eligible to act as trustee under Section 310(a) of the Trust Indenture Act and shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000 and a minimum long-term debt rating of BBB by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and Baa by Moody's Investors Service, Inc. ("Moody's) (if either such entity then assigns a rating to such corporation's long-term debt), or if both Duff & Phelps and Moody's do not then rate such corporation's long-term debt, the equivalent rating from a "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1 under the Securities Exchange Act of 1934, as amended ("Rule 15c3-1"), or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and a minimum long-term debt rating of BBB by Duff & Phelps and Baa by Moody's (if either such entity then assigns a rating to such corporation's long-term debt), or if both Duff & Phelps and Moody's do not then rate such corporation's long-term debt, the equivalent rating from a "nationally recognized statistical rating organization" as that term is used in Rule 15c3-1, and such subsidiary or member itself having a capital and surplus of at least $10,000,000, which corporation is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority; provided, that the Pass Through Trustee shall not be the trustee under Pass Through Trust Agreement-1995-K-_ (but may be a member of the same bank holding company group). If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Pass Through Trustee ceases to be eligible in accordance with the provisions of this Section to act as trustee hereunder, the Pass Through Trustee shall resign immediately as Pass Through Trustee in the manner and with the effect specified in Section 8.09.


         SECTION 8.12. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 8.09 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor, as if such successor trustee were originally named as trustee hereunder. Notwithstanding the foregoing, on the written request of the Company or the successor trustee, the trustee ceasing to act shall, upon payment of its charges then unpaid and subject to Section 11.04, duly assign, transfer and deliver to the successor trustee all properties and moneys at the time held by it with respect to such Pass Through Trust and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

         No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.11 to act as trustee hereunder.

         Upon acceptance of appointment by a successor trustee as provided in this Section, the successor trustee shall notify the Certificateholders of such appointment by first-class mail at their last addresses as they shall appear in the Register, and shall mail a copy of such notice to the Company, the Indenture Trustees and the Owner Trusts. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 8.09.

         SECTION 8.13. Merger, Conversion, Consolidation or Succession to Business of Pass Through Trustee. Any corporation into which the Pass Through Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Pass Through Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Pass Through Trustee, shall be the successor of the Pass Through Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Pass Through Certificates shall have been authenticated, but not delivered, by the Pass Through Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Pass Through Trustee may adopt such authentication and deliver the Pass Through Certificates so authenticated with the same effect as if such successor Pass Through Trustee had itself authenticated the Pass Through Certificates.

         SECTION 8.14. Appointment of Separate Pass Through Trustees. (a) With the prior consent of the Company, which consent shall not be unreasonably withheld or delayed, at any time or times, for the sole purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Property of the Pass Through Trust may at the time be located or in which any action of the Pass Through Trustee may be required to be performed or taken, the Pass Through Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Pass Through Trustee, of all or any part of such Trust Property, limited to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Pass Through Trustee to act.

         (b) The Pass Through Trustee and, at the request of the Pass Through Trustee, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he, she or they shall be vested with such title to such Trust Property or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Pass Through Trustee, or the Pass Through Trustee and such separate trustee or separate trustees or co-trustee jointly with the Pass Through Trustee subject to all the terms of this Pass Through Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co-trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Pass Through Trustee its, her or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its, her or his behalf and in its, her or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to any Trust Property and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Pass Through Trustee, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

         (c) All provisions of this Pass Through Agreement which are for the benefit of the Pass Through Trustee (including without limitation Article IX hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 8.14.

         (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Pass Through Trustee shall act, subject to the following provisions and conditions:


                 (i) the Pass Through Certificates shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Pass Through Trustee in respect of the receipt, custody, investment and payment of moneys shall be exercised, solely by the Pass Through Trustee;


                 (ii) all other rights, powers, duties and obligations conferred or imposed upon the Pass Through Trustee shall be conferred or imposed and exercised or performed by the Pass Through Trustee and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Pass Through Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Property in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

                 (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Pass Through Trustee; and

                 (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Pass Through Trustee shall deem it no longer necessary or prudent in order to conform to any such law, the Pass Through Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

         (e) Any request, approval or consent in writing by the Pass Through Trustee to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

         (f) Notwithstanding any other provision of this Section 8.14, the powers of any additional trustee or separate trustee shall not exceed those of the Pass Through Trustee hereunder.


         SECTION 8.15. Appointment of Authenticating Agent. The Pass Through Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Pass Through Trustee to authenticate Pass Through Certificates issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 2.08, and Pass Through Certificates so authenticated shall be entitled to the benefits of this Pass Through Agreement and shall be valid and obligatory for all purposes as if authenticated by the Pass Through Trustee hereunder. Wherever reference is made in this Pass Through Agreement to the authentication and delivery of Pass Through Certificates by the Pass Through Trustee or the Pass Through Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Pass Through Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Pass Through Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $100,000,000, or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $100,000,000 and such subsidiary or member itself having a capital and surplus of at least $10,000,000, and subject to supervision or examination by Federal, State or District of Columbia authority; provided, that the Authenticating Agent shall not be the authenticating agent under Pass Through Trust Agreement 1995-K-_ (but may be a member of the same bank holding company group). If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.



         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Pass Through Trustee or the Authenticating Agent.



         An Authenticating Agent may resign at any time by giving written notice thereof to the Pass Through Trustee and to the Company. The Pass Through Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Pass Through Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.



         The Pass Through Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Pass Through Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 8.08.



         The Bank of New York shall initially act as Authenticating Agent.



         If an appointment is made pursuant to this Section, the Pass Through Certificates may have endorsed thereon, in addition to the Pass Through Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

         This is one of the Pass Through Certificates referred to in the within-mentioned Pass Through Agreement.



                                                      [PASS THROUGH TRUSTEE],


                                                            As Trustee



                                                      By: [AUTHENTICATING AGENT]


                                                         As Authenticating Agent



                                                      By: ______________________


                                                           Authorized Signatory




                                   ARTICLE IX

                        INDEMNIFICATION OF PASS THROUGH
                             TRUSTEE BY THE COMPANY


         The Company hereby agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Pass Through Trustee, in its individual capacity, and its successors, assigns, agents and servants, with respect to the claims of the Pass Through Trustee for payment or reimbursement under Section 8.08 and from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Pass Through Trustee on or measured by any compensation received by the Pass Through Trustee for its services under this Pass Through Agreement), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Pass Through Trustee in its individual capacity (whether or not also agreed to be indemnified against by any other Person under any other document) in any way relating to or arising out of this Pass Through Agreement, or the enforcement of any of the terms hereof, or in any way relating to or arising out of the administration of the Pass Through Trust or the Trust Property or the action or inaction of the Pass Through Trustee hereunder, except only (i) in the case of willful misconduct, negligence or bad faith of the Pass Through Trustee in the performance of its duties hereunder or (ii) as otherwise provided in Sections 8.02 and 8.08 hereof. The indemnities contained in this Article IX shall survive the termination of this Pass Through Agreement or the Pass Through Trust and the resignation or removal of the Pass Through Trustee hereunder or thereunder.

                                   ARTICLE X

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                   PASS THROUGH AGREEMENT AND OTHER DOCUMENTS

         SECTION 10.01. Supplemental Agreements Without Consent of Certificateholders. The Company and the Pass Through Trustee may enter into an agreement or agreements supplemental hereto for one or more of the following purposes:

                 (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor of the covenants, agreements and obligations of the Company herein;

                 (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Pass Through Trustee shall consider to be for the protection of the Certificateholders;

                 (c) to surrender any rights or power conferred upon the Company herein or to add to the rights of the Certificateholders;

                 (d) to correct or amplify the description of any property at any time that constitutes Trust Property or better to assure, convey and confirm unto the Pass Through Trustee any such property to be included in any such Trust Property;

                 (e) to evidence and provide for the acceptance and appointment hereunder of a successor trustee and to add to or change any of the provisions hereof as may be necessary to provide for or facilitate the administration of the Pass Through Trust by more than one trustee, pursuant to the requirements of Section 8.12;

                 (f) to modify, eliminate or add to the provisions of this Pass Through Agreement to the extent necessary to continue the qualification of this Pass Through Agreement (including any supplemental agreement) under the Trust Indenture Act, or under any similar Federal statute enacted after the date hereof, and to add to this Pass Through Agreement such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect on the date hereof or any corresponding provision in any similar Federal statute enacted after the date hereof; or

                 (g) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Pass Through Trust Agreement, provided that such action pursuant to this Section 10.01(g) shall not adversely affect the interests of the Certificateholders;

provided that no such agreement or supplemental agreement shall cause the Pass Through Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-4; and provided further that no such agreement or supplemental agreement may require the Company to have any direct or indirect obligation (other than pursuant to the Lease or the Participation Agreement) to pay or guarantee or otherwise provide for the receipt by, the Pass Through Trustee or any Certificateholder of any of the amounts payable in respect of the Mortgage Notes and/or the Pass Through Certificates.



         The Pass Through Trustee is hereby authorized to join in the execution of any such supplemental agreement, to make any further appropriate agreements and stipulations that may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Pass Through Trustee shall not be obligated to enter into any such supplemental agreement that adversely affects the Pass Through Trustee's own rights, duties or immunities under this Pass Through Agreement or otherwise, whether in its trust or individual capacity.


         Any supplemental agreement authorized pursuant to this Section may be executed without the consent of the Certificateholders of the outstanding Pass Through Certificates, notwithstanding any of the provisions of Section 10.02.


         SECTION 10.02. Supplemental Agreements With Consent of Certificateholders. With the consent (evidenced as provided in Article VI) of not less than 66 2/3% in Interest of Certificateholders, the Company and the Pass Through Trustee may, from time to time and at any time, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Pass Through Agreement or of modifying in any manner the rights of the Certificateholders; provided that no such agreement or supplemental agreement shall cause the Pass Through Trust to become taxable as an association within the meaning of Treasury Regulation Section 301.7701-4; and provided further that no such agreement or supplemental agreement may require the Company to have any direct or indirect obligation (other than pursuant to the Lease or the Participation Agreement) to pay or guarantee or otherwise provide for the receipt by, the Pass Through Trustee or any Certificateholder of any of the amounts payable in respect of the Mortgage Notes and/or the Pass Through Certificates; and provided further that, without the consent of each Certificateholder (or the proxy therefor) affected thereby, no such amendment of or supplement to this Pass Through Agreement or modification of the terms of, or consent under, any thereof, shall (aa) modify any of the provisions of
Section 7.11 or this Section 10.02, or the definitions of "Majority in Interest of Certificateholders," "66 2/3% in Interest of Certificateholders" and "Outstanding" as set forth in Article I and Section 6.04 hereof, (bb) reduce the percentage of the Outstanding Pass Through Certificates, the consent of holders of which is required for any such supplement to this Pass Through Trust Agreement, or the consent of the holders of which is required for any waiver (of compliance with certain provisions hereof or certain defaults hereunder and their consequences) provided for in this Pass Through Agreement, (cc) reduce the amount or extend the time of payment of any amount owing or payable on the Mortgage Notes or distributions to be made on any Pass Through Certificate pursuant to Article V, or alter the currency in which any amount payable under any such Pass Through Certificate is to be paid, or impair the right of any Pass Through Certificateholder to commence legal proceedings to enforce a right to receive payment hereunder, or (dd) create or permit the creation of any Lien on the Trust Property or any part thereof, or deprive any Certificateholder of the benefit of the Pass Through Trust with respect to the Trust Property, whether by disposition of such Trust Property or otherwise, except as provided in
Section 7.02 or in connection with the exercise of remedies under Article VII.

         Upon the request of the Company and upon the filing with the Pass Through Trustee of evidence of the consent of the Certificateholders required under this Section and the other documents, if any, required by Section 6.01, the Pass Through Trustee shall join with the Company in the execution of such supplemental agreement unless such supplemental agreement affects the Pass Through Trustee's own rights, duties or immunities under this Pass Through Agreement or otherwise, in which case the Pass Through Trustee may in its discretion, but shall not be obligated to, enter into such supplemental agreement.

         It shall not be necessary for the consent of the Certificateholders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such consent shall approve the substance thereof.

         Promptly after the execution by the Company and the Pass Through Trustee of any supplemental agreement pursuant to the provisions of this Section, the Pass Through Trustee shall mail a notice thereof by first-class mail to the Certificateholders at their addresses as they shall appear on the Register, setting forth in general terms the substance of such supplemental agreement. Any failure of the Pass Through Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

         SECTION 10.03. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement pursuant to the provisions hereof, this Pass Through Agreement shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities hereunder of the Pass Through Trustee, the Company and the Certificateholders shall thereafter be determined, exercised and enforced hereunder and thereunder, subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental agreement shall be and be deemed to be part of the terms and conditions of this Pass Through Agreement and Pass Through Trust for any and all purposes.


         SECTION 10.04. Documents to be Given to Pass Through Trustee. The Pass Through Trustee, subject to the provisions of Sections 8.02, 8.03 and 8.07, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental agreement complies with the applicable provisions of this Pass Through Agreement.

         SECTION 10.05. Notation on Pass Through Certificates in Respect of Supplemental Agreements. Pass Through Certificates authenticated and delivered after the execution of any supplemental agreement pursuant to the provisions of this Article may bear a notation in form approved by the Pass Through Trustee as to any matter provided for by such supplemental agreement. If the Company or the Pass Through Trustee shall so determine, new Pass Through Certificates so modified as to conform, in the opinion of the Company and the Pass Through Trustee, to any modification of this Pass Through Agreement contained in any such supplemental agreement may be provided by the Company, executed and authenticated by the Pass Through Trustee and delivered in exchange for the Outstanding Pass Through Certificates.

         SECTION 10.06. Trust Indenture Act. Any supplemental agreement executed pursuant to the terms of this Article shall on the date of the execution thereof conform to the provisions of the Trust Indenture Act as in force on such date.

         SECTION 10.07. Revocation and Effect of Consents. Until an amendment or waiver becomes effective, a consent to it by a Certificateholder is a continuing consent by such Certificateholder and every subsequent Certificateholder of the related Pass Through Certificate, even if notation of the consent is not made on such Pass Through Certificate. However, any such Certificateholder or subsequent Certificateholder may revoke the consent as to his Pass Through Certificate if the Pass Through Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Certificateholder affected by such amendment or waiver.


         SECTION 10.08. Amendments, Waivers, Etc., of Indenture Documents. If the Pass Through Trustee, as holder of any Mortgage Note in trust for the benefit of the Certificateholders, receives a request for a consent to any modification, amendment or supplement to the Indenture or other Indenture Document or to give any consent, waiver, authorization or approval under the Indenture or such other Indenture Documents, the Pass Through Trustee shall forthwith notify each Certificateholder as shown on the Register as of such date, of such request. Such notice shall request instructions from such Certificateholders with respect to such request. Subject to Section 7.10, the Pass Through Trustee shall, as the holder of such Mortgage Note, consent or vote with respect thereto in the same proportion as so instructed by the respective Certificateholders. Notwithstanding the foregoing, but subject to Sections 7.01 and 7.09, if an Event of Default shall have occurred and be continuing, the Pass Through Trustee may, in its own discretion and at its own direction, consent and notify the Indenture Trustees of such consent to any modification, amendment, supplement or waiver under any Indenture Document.

                                   ARTICLE XI

                      TERMINATION OF PASS THROUGH TRUSTS;
                                UNCLAIMED MONEYS

         SECTION 11.01. Termination of Pass Through Trust. The Pass Through Trust and the respective obligations and responsibilities of the Company and the Pass Through Trustee hereunder shall terminate upon the distribution to all Certificateholders and the Pass Through Trustee of all amounts required to be distributed to them pursuant to this Pass Through Agreement and the disposition of all property held as part of the Trust Property of such Pass Through Trust; provided, however that in no event shall the Pass Through Trust created by this Pass Through Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador to the Court of St. James, living on the date of this Pass Through Agreement.

         Notice of termination of the Pass Through Trust, specifying the applicable Distribution Date upon which the Certificateholders may surrender their Pass Through Certificates to the Pass Through Trustee for payment of the final distribution and cancellation thereof, shall be mailed promptly by the Pass Through Trustee to such Certificateholders not less than 20 days prior to such final distribution specifying (i) the Distribution Date upon which such final distribution will be made and that such distribution will be made only upon presentation and surrender of the related Pass Through Certificates at the office or agency of the Pass Through Trustee specified therein, (ii) the amount of any such final distribution, and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable. The Pass Through Trustee shall notify the Registrar at the time such Certificateholders are notified of such final distribution. Upon presentation and surrender of the Pass Through Certificates, the Pass Through Trustee shall distribute all amounts distributable on such Pass Through Certificates on such Distribution Date pursuant to Section 5.02.


         SECTION 11.02. Application by Pass Through Trustee of Funds Deposited for Payment of Pass Through Certificates. Subject to Section 11.03, all moneys deposited with the Pass Through Trustee for payment pursuant to Section 11.01 shall be held in trust and applied by it to the prompt payment in accordance with the provisions of the Pass Through Certificates and this Pass Through Agreement, to the Certificateholders of all sums due and to become due thereon.



         SECTION 11.03. Transfer of Moneys Held by Pass Through Trustee Unclaimed for Two Years and Eleven Months. Any moneys deposited with or paid to the Pass Through Trustee to be distributed on any Pass Through Certificate and not applied but remaining unclaimed for two years and eleven months after the date upon which such amount has become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Indenture Trustees by the Pass Through Trustee and the applicable Certificateholder shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Indenture Trustees for any payment which such Certificateholder may be entitled to collect, and all liability of the Pass Through Trustee with respect to such moneys shall thereupon cease.


                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.01. Capacity in Which Acting. The Pass Through Trustee acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein.

         SECTION 12.02. No Legal Title to Trust Property in Certificateholders. No Certificateholder shall have legal title to any part of the Trust Property. No transfer, by operation of law or otherwise, of any Pass Through Certificate or other right, title and interest of any Certificateholder in and to such Trust Property shall operate to terminate the Pass Through Trust or entitle such Certificateholder or any successor or transferee of such Certificateholder to an accounting or to the transfer to it of legal title to any part of the Trust Property.

         SECTION 12.03. Certificates Nonassessable and Fully Paid. No Certificateholder shall be personally liable for obligations of the Pass Through Trust, the Pass Through Certificates shall be nonassessable for any losses or expenses of the Pass Through Trust or for any reason whatsoever, and upon authentication of such Pass Through Certificates by the Pass Through Trustee pursuant to Section 3.02, such Pass Through Certificates will be and shall be deemed fully paid. No Certificateholder shall have any right (except as expressly provided herein) to vote or in any manner otherwise control the operation and management of the Trust Property, the Pass Through Trust, or the obligations of the parties hereto, nor shall anything set forth herein in the Pass Through Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association.

         SECTION 12.04. Pass Through Agreement for the Benefit of the Company, the Pass Through Trustee and the Certificateholders. Nothing in this Pass Through Agreement or in any Pass Through Certificate, whether express or implied, shall be construed to give to any person other than the Company, the Pass Through Trustee, as trustee and in its individual capacity, and the Certificateholders any legal or equitable right, remedy or claim under or in respect of this Pass Through Agreement, the Pass Through Trust or any such Pass Through Certificate.

         SECTION 12.05. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate the Pass Through Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the

Pass Through Trust, or otherwise affect the rights, obligations, and liabilities of the parties hereto or any of them. No Certificateholder shall be entitled to revoke the Pass Through Trust.


         SECTION 12.06. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Pass Through Agreement to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, or by confirmed telex or telecopy, and (i) if to the Pass Through Trustee, at its office at ________ _______________________________________ (telecopier (___) ___________),
Attention: Corporate Trust Department (with a copy to The Bank of New York at 101 Barclay Street, Floor 12W, New York, New York 10286 (telecopier (212) 815-4135, Attention: Corporate Trust -- MBS Administration) or (ii) if to the Company, addressed to it at its Corporate Offices, 3100 West Big Beaver Road, Troy, Michigan 48084 (telecopier (801) 643-____), Attention: ____________ (with a copy to the General Counsel at the same address). Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other party to this Pass Through Agreement.


         Where this Pass Through Agreement provides for notice to Certificateholders, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each such Certificateholder entitled thereto, at his last address as it appears in the Register. In any case where notice to Certificateholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Certificateholder shall affect the sufficiency of such notice with respect to other Certificateholders. Where this Pass Through Agreement provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Certificateholders shall be filed with the Pass Through Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to any Certificateholders when such notice is required to be given pursuant to any provision of this Pass Through Agreement, then any manner of giving such notice as shall be satisfactory to the Pass Through Trustee shall be deemed to be a sufficient giving of such notice.


         SECTION 12.07. Officer's Certificates and Opinions of Counsel; Statements to be Contained Therein. Upon any application or demand by the Company to the Pass Through Trustee to take any action, the Company shall furnish to the Pass Through Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Pass Through Agreement relating to the proposed action have been complied with and that the proposed action is in conformity with the requirements of this Pass Through Agreement, and (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Pass Through Agreement relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion required by this Pass Through Agreement and delivered to the Pass Through Trustee with respect to compliance with a condition or covenant provided for in this Pass Through Agreement, except for the certificate required by Section 4.03(iv) shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel thereto may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants employed by the Company unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

         Any certificate or opinion of any independent firm of public accountants filed with the Pass Through Trustee shall contain a statement that such firm is independent.

         SECTION 12.08. Conflict of Any Provision of Pass Through Agreement with the Trust Indenture Act. If and to the extent that any provision of this Pass Through Agreement limits, qualifies or conflicts with another provision included in this Pass Through Agreement by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an "incorporated provision"), such incorporated provision shall control.

         SECTION 12.09. Severability. Any provision of this Pass Through Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 12.10. No Oral Modifications or Continuing Waivers. No terms or provisions of this Pass Through Agreement or any Pass Through Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other person against whom enforcement of the change, waiver, discharge or termination is sought; and any waiver of the terms hereof or thereof shall be effective only in the specific instance and for the specific purpose given.

         SECTION 12.11. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Certificateholder shall bind the successors and assigns of such Certificateholder.

         SECTION 12.12. Headings. The headings of the various Articles and Sections herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 12.13. Normal Commercial Relations. Anything contained in this Pass Through Agreement to the contrary notwithstanding, the Pass Through Trustee and any Certificateholder, or any bank or other affiliate of any such party, may conduct any normal banking or other financial transactions, and have normal banking or other commercial relationships, with the Company fully to the same extent as if this Pass Through Agreement were not in effect including, without limitation, the making of loans or other extensions of credit to the Company for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         SECTION 12.14. Governing Law; Counterpart Form. THIS PASS THROUGH AGREEMENT AND EACH PASS THROUGH CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Pass Through Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 12.15. Tax Intent. The execution and delivery of this Pass Through Agreement shall constitute an acknowledgement by the Company and the Pass Through Trustee on behalf of the Certificateholders that they intend to establish (for Federal tax purposes) a grantor trust of which the Certificateholders are the beneficiaries, rather than an association taxable as a corporation. The powers granted and obligations undertaken in this Pass Through Agreement shall be construed so as to further such intent.

         SECTION 12.16.  Distributions Due on Days Other than Business Days.
If any Distribution Date is not a Business Day, then such distribution need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the applicable Distribution Date, and no interest shall accrue for the intervening period.


         SECTION 12.17. Notices and Reports to Duff & Phelps and Moody's. The Pass Through Trustee shall provide written notice as soon as practicable to Duff & Phelps and Moody's of (i) any Event of Default, (ii) any amendments to or modifications of this Pass Through Agreement or the Mortgage Notes, (iii) any proposed removal, replacement or resignation of the Pass Through Trustee, and (iv) the final payment to Certificateholders.



         Additionally, the Pass Through Trustee, at the expense of the Company, shall provide copies promptly upon receipt to Duff & Phelps and Moody's of all reports and certificates delivered pursuant to Section 4.03 and 12.07 hereof. The Pass Through Trustee shall also provide, at the expense of the Company, such other information regarding the Company or any Property (as defined in any Indenture) as may be reasonably requested by Duff & Phelps or Moody's to the extent the Pass Through Trustee has such information. Duff & Phelps and Moody's shall not be charged any expense in connection with the foregoing.



         Unless otherwise agreed, such notices, reports and copies required to be delivered under this Section 12.07 and Section 3.01 shall be delivered (i) if to Duff & Phelps, at its office at 17 State Street - 12th Floor, New York, New York 10004 and (ii) if to Moody's, at its office at 99 Church Street - 4th Floor, New York, New York 10007.



         IN WITNESS WHEREOF, the parties hereto have caused this Pass Through Agreement to be duly executed this ____ day of _________ 1995 by their respective officers thereunto duly authorized, and acknowledge that this Pass Through Agreement has been made and delivered in the City of New York, and this Pass Through Agreement shall be effective only upon such execution and delivery.



                                    [PASS THROUGH TRUSTEE], Pass Through Trustee



                                    By:  _______________________________________
                                    Title:



                                    KMART CORPORATION


                                    By:  _______________________________________
                                    Title:

             Exhibit A to Pass Through Trust Agreement-1995-K-[1/2]



                 FORM OF 1995-K-[1/2] PASS THROUGH CERTIFICATE


         Unless this Pass Through Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC") to the Pass Through Trustee or its agent for registration or transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE THEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein. [This paragraph is required only if the Pass Through Certificates are to be represented by the Registered Global Certificate.]

                                                          CUSIP No. ____________


                        PASS THROUGH TRUST-1995-K-[1/2]


                         ____% Pass Through Certificate

          Final Scheduled Regular Distribution Date: ___________, 20__

         evidencing a fractional undivided interest in a pass through trust, the property of which includes certain Mortgage Notes, each secured by a Property or Properties leased to Kmart Corporation.

Certificate No. ____

$___________ Fractional Undivided Interest representing ________% of the Trust per $1,000 face amount.


THIS CERTIFIES THAT _____________, for value received, is the registered owner of a $_________ (_____________ dollars) Fractional Undivided Interest in the Kmart Corporation Pass Through Trust-1995-K-[1/2] (the "Pass Through Trust") created by [PASS THROUGH TRUSTEE], as trustee (the "Pass Through Trustee"), pursuant to the Pass Through Trust Agreement-1995-K-_ dated as of March __, 1995 (the "Pass Through Agreement"), between the Pass Through Trustee and Kmart Corporation, a corporation incorporated under Michigan law (the "Company"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Pass Through Agreement. This Certificate is one of the duly authorized Certificates designated as "Kmart Corporation-1995-K-[1/2] Pass

Through Certificates". This Pass Through Certificate is issued under and is subject to the terms, provisions, and conditions of the Pass Through Agreement, to which the Certificateholder of this Pass Through Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound.
The property of the Pass Through Trust (the "Trust Property") includes certain Mortgage Notes (the "Mortgage Notes"). As of the date hereof, each of the Mortgage Notes is secured by a Property or Properties leased to the Company and an assignment of certain rents payable by the Company.

         The Pass Through Certificates represent fractional undivided interests in the Pass Through Trust and the Trust Property, and have no rights, benefits or interest in respect of any other separate trust established pursuant to the terms of any other Pass Through Agreement or other Pass Through Certificates issued pursuant thereto.

         Subject to and in accordance with the terms of the Pass Through Agreement, from funds then available to the Pass Through Trustee, there will be distributed on each ________ and ___________ (a "Regular Distribution Date"), commencing on _______, 1995, to the Person in whose name this Pass Through Certificate is registered at the close of business on the fifteenth day preceding the applicable Regular Distribution Date, an amount in respect of the Scheduled Payments on the Mortgage Notes due on such Regular Distribution Date, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Scheduled Payments. Subject to and in accordance with the terms of the Pass Through Agreement, if Special Payments on the Mortgage Notes are received by the Pass Through Trustee, from funds then available to the Pass Through Trustee, there shall be distributed on the applicable Special Distribution Date, to the Person in whose name this Pass Through Certificate is registered at the close of business on the fifteenth day preceding such Special Distribution Date, an amount in respect of such Special Payments on the Mortgage Notes, the receipt of which has been confirmed by the Pass Through Trustee, equal to the product of the percentage interest in the Pass Through Trust evidenced by this Pass Through Certificate and an amount equal to the sum of such Special Payments so received. If a Distribution Date is not a Business Day, distribution shall be made on the immediately following Business Day with the same force and effect as if made on such Distribution Date and no interest shall accrue during the intervening period. The Special Distribution Date shall be the ___________ day of the month determined as provided in the Pass Through Agreement. The Pass Through Trustee shall mail notice of each Special Payment and the Special Distribution Date therefor to the Certificateholder of this Pass Through Certificate.

         Distributions on this Pass Through Certificate will be made by the Pass Through Trustee to the Person entitled thereto, without the presentation or surrender of this Pass Through Certificate or the making of any notation hereon. Except as otherwise provided in the Pass Through Agreement and notwithstanding the above, the final distribution on this Pass Through Certificate will be made after notice mailed by the Pass Through Trustee of the pendency of such distribution and only upon presentation and surrender of this Pass Through Certificate at the office or agency of the Pass Through Trustee specified in such notice.

         Reference is hereby made to the further provisions of this Pass Through Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Pass Through Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         Unless the certificate of authentication hereon has been executed by the Pass Through Trustee, by manual signature, this Pass Through Certificate shall not be entitled to any benefit under the Pass Through Trust or be valid for any purpose.

         IN WITNESS WHEREOF, the Pass Through Trustee has caused this Pass Through Certificate to be duly executed.


                         PASS THROUGH TRUST-1995-K-[1/2]


                         By:      [PASS THOUGH TRUSTEE],
                                  as Pass Through Trustee


                                  By:  ________________________________________
                                       Title:


  [FORM OF PASS THROUGH TRUSTEE'S CERTIFICATE OF AUTHENTICATION]


Dated: ______________, 1995


         This is one of the Pass Through Certificates referred to in the within-mentioned Pass Through Agreement.

                                                   [PASS THROUGH TRUSTEE],
                                                   as Pass Through Trustee


                                                   By: ________________________

                                                        Authorized Signatory

                                   [Reverse]


         The Pass Through Certificates do not represent an obligation of, or an obligation guaranteed by, or an interest in, the Company, the Pass Through Trustee or any affiliate thereof. The Pass Through Certificates are limited in right of payment, all as more specifically set forth on the face hereof and in the Pass Through Agreement. All payments or distributions made to Certificateholders under the Pass Through Agreement shall be made only from the Trust Property and only to the extent that the Pass Through Trustee shall have sufficient income or proceeds from the Trust Property to make such payments in accordance with the terms of the Pass Through Agreement. Each Certificateholder of this Pass Through Certificate, by its acceptance hereof, agrees that it will look solely to the income and proceeds from the Trust Property to the extent available for distribution to such Certificateholder as provided in the Pass Through Agreement. This Pass Through Certificate does not purport to summarize the Pass Through Agreement and reference is made to the Pass Through Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby. A copy of the Pass Through Agreement may be examined during normal business hours at the principal office of the Pass Through Trustee, and at such other places, if any, designated by the Pass Through Trustee, by any Certificateholder upon request.


         The Pass Through Agreement permits, with certain exceptions provided therein, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Certificateholders under the Pass Through Trust at any time by the Company and the Pass Through Trustee with the consent of the Majority in Interest of Certificateholders in the Pass Through Trust. Any such consent by the Certificateholder of this Pass Through Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders of this Pass Through Certificate and of any Pass Through Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Pass Through Certificate. The Pass Through Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Certificateholders of any of the Pass Through Certificates.



         As provided in the Pass Through Agreement and subject to certain limitations set forth therein, the transfer of this Pass Through Certificate is registrable in the Register upon surrender of this Pass Through Certificate for registration of transfer at the facilities or agencies maintained by the Pass Through Trustee, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Pass Through Trustee and the Registrar duly executed by the Certificateholder hereof or such Certificateholder's attorney-in-fact duly authorized in writing, and thereupon one or more new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust will be issued to the designated transferee or transferees.

         The Pass Through Certificates are issuable only as registered Pass Through Certificates without coupons in minimum denominations of $1,000 Fractional Undivided Interest and integral multiples thereof. As provided in the Pass Through Agreement and subject to certain limitations set forth therein, Pass Through Certificates are exchangeable for new Pass Through Certificates of authorized denominations evidencing the same aggregate Fractional Undivided Interest in the Pass Through Trust, as requested by the Certificateholder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Pass Through Trustee may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Pass Through Trustee, the Indenture Trustees, the Registrar, and the Company and any agent of the Pass Through Trustee, the Indenture Trustees, the Registrar, or the Company may treat the person in whose name this Pass Through Certificate is registered as the owner hereof for all purposes, and neither the Pass Through Trustee, the Indenture Trustees, the Registrar, or the Company nor any such agent shall be affected by any notice to the contrary.

         The obligations and responsibilities created by the Pass Through Agreement and the Pass Through Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Agreement and the disposition of all property held as part of the Trust Property.